Exhibit 99.7

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 19, 2010 (October 18, 2010)
Date of Report (Date of earliest event reported)

AMINCOR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49669	88-0376372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 24th FL, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (347) 821-3452

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 18, 2010, Registrant entered into a Stock Purchase Agreement (the “Agreement”) with Hammond Investments, Ltd. an exempted company incorporated with limited liability in the Cayman Islands (“Hammond”), and Capstone Special Purpose Fund, LP, a Delaware limited partnership (“CSPF”) for the purchase by Registrant of 8,630 shares of Series A Convertible Preferred Stock of Tyree Holdings Corp., a Delaware corporation (“Tyree”). Prior to the closing of the stock purchase, Hammond and CSPF (collectively, the “Shareholders”) were the owners of Series A Convertible Preferred Stock representing  86.3% of the issued and outstanding shares of common stock (on a fully diluted basis), par value $0.001 (the “Shares”) of Tyree.  In consideration for the Shares, Registrant paid to the Shareholders $0.01 per Share, or $86.30 in the aggregate.

John R. Rice III and Joseph F. Ingrassia are officers and directors of Registrant and Tyree.  Mr. Rice and Mr. Ingrassia are also officers of Capstone Capital Management, Inc., the general partner of CSPF and are directors of Hammond.

As a result of the above transaction, Registrant owns 86.3% of the issued and outstanding shares of Tyree and Tyree is a subsidiary of Registrant.

The information in this Item 2.01 and 1.01 above is qualified in its entirety by the Stock Purchase Agreement, which is attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Tyree Holdings Corp., and its wholly owned subsidiaries, Tyree Service Corp., Tyree Environmental Corp. and Tyree Equipment Corp.

Audited financial statements of Tyree Holdings Corp., and its wholly owned subsidiaries, Tyree Service Corp., Tyree Environmental Corp. and Tyree Equipment Corp. for the fiscal years ended December 31, 2008 and December 31, 2009.

(b) Pro-Forma Financial Information.

Since it is impracticable to provide the required pro-forma financial statements for the transaction described in Item 2.01 at the time of this filing, Registrant hereby confirms that it intends to file the required financial statements no later than 71 calendar days after the date of this current report on Form 8-K.

(c) Not Applicable.

(d) Exhibits

10.1  Stock Purchase Agreement, dated October 18, 2010, by and among Registrant, Hammond Investments, Ltd., and Capstone Special Purpose Fund, LP.

TYREE HOLDINGS CORP. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS Years Ended December 31, 2009 and 2008 WITH REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TYREE HOLDINGS CORP. AND SUBSIDIARIES

CONTENTS

December 31, 2009 and 2008

Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	2-3

Consolidated Statements of Operations	4

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-23

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Tyree Holdings Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Tyree Holdings Corp. and Subsidiaries, (“Successor Companies” as explained in Note 2 to the financial statements) as of December 31, 2009 and 2008 and the related consolidated statements of operations, and changes in stockholders’ equity (deficit) and cash flows for the year ended December 31, 2009 and the period from January 18, 2008 to December 31, 2008 (Successor Companies), and consolidated statements of operations, and changes in stockholders’ equity (deficit) and cash flows for the period from January 1, 2008 to January 17, 2008 of The Tyree Organization, Ltd., and Affiliates (“Predecessor Companies” as explained in Note 1 to the financial statements).  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tyree Holdings Corp. and Subsidiaries (Successor Companies) as of December 31, 2009 and 2008, and the results of their consolidated operations and their cash flows for the year then ended December 31, 2009 and the period from January 18, 2008 to December 31, 2008 (Successor Companies), and the results of the consolidated operations and the cash flows of The Tyree Organization Ltd. and Affiliates (Predecessor Companies) for the period from January 1, 2008 to January 17, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ ROSEN SEYMOUR SHAPPS MARTIN & COMPANY LLP

New York, New York
October 8, 2010

1

TYREE HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2009 and 2008

	2009	2008
Assets

Current assets:
Cash	$322,896	$16,221
Accounts receivable, net of allowance for doubtful accounts
of $905,000 and $590,802 in 2009 and 2008, respectively	8,147,807	9,243,252
Inventory, net	2,664,928	3,012,741
Construction in process	3,856,824	6,981,612
Prepaid expenses and other current assets	277,252	697,950

Total current assets	15,269,707	19,951,776

Property and equipment, net	3,129,916	2,050,055

Other assets:
Security deposits	142,975	124,496
Goodwill	7,575,500	7,575,500
Intangible assets, net	8,342,622	9,449,062
Deferred financing costs, net	475,933	632,426

Total other assets	16,537,030	17,781,484

Total assets	$34,936,653	$39,783,315

(Continued)

2

TYREE HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Continued)

December 31, 2009 and 2008

	2009	2008
Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$5,913,963	$5,605,618
Accrued expenses and other current liabilities	1,943,582	1,091,009
Assumed liabilities – current portion	3,942,166	2,329,009
Senior credit facility – related party	5,577,670	5,901,741
Notes payable – current portion	343,459	238,469
Billings on construction	5,916,570	7,507,624
Deferred revenue	474,000	537,347

Total current liabilities	24,111,410	23,210,817

Long-term liabilities:
Assumed liabilities – net of current portion	295,817	4,237,984
Notes payable – net of current portion	1,464,603	678,036
Other long-term liabilities	22,509	-

Total long-term liabilities	1,782,929	4,916,020

Total liabilities	25,894,339	28,126,837

Commitments and contingencies

Stockholders’ equity:
Preferred stock, Series A, $0.001 par value per share;
50,000 shares authorized, 8,930 shares issued and outstanding	9	9
Common stock, $0.001 par value per share, 1,000,000 shares
authorized, 10,698 shares issued and outstanding	11	11
Additional paid-in capital	13,394,922	13,394,922
Accumulated deficit	(4,352,628)	(1,738,464)

Total stockholders’ equity	9,042,314	11,656,478

Total liabilities and stockholders’ equity	$34,936,653	$39,783,315

The accompanying notes are an integral part of these consolidated financial statements.

3

TYREE HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2009 and 2008

		Predecessor and	Successor Companies	Predecessor Companies
		Successor Companies	For the Period	For the Period
	Year Ended	Twelve Months Ended	January 18, 2008 to	January 1, 2008 to
	December 31, 2009	December 31, 2008	December 31, 2008	January 17, 2008

Net revenues	$53,654,956	$59,754,922	$58,208,639	$1,546,283

Cost of revenues	44,234,184	46,319,930	45,482,278	837,652

Gross profit	9,420,772	13,434,992	12,726,361	708,631

Selling, general and administrative	10,831,583	12,475,843	12,094,130	381,713

Loss (income) from operations	(1,410,811)	959,149	632,231	326,918

Interest expense	1,203,353	2,869,181	2,370,695	498,486

Net loss	$(2,614,164)	$(1,910,032)	$(1,738,464)	$(171,568)

The accompanying notes are an integral part of these consolidated financial statements.

4

TYREE HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

Years Ended December 31, 2009 and 2008

	Convertible Preferred Stock						Treasury Stock,		Additional		Total
	Series A		Series B		Common Stock		at Cost		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance – January 1, 2008 (Predecessor Companies)	-	$-	-	$-	726	$32,723	139	$(550,000)	$2,621,206	$(58,087,065)	$(55,983,136)

Net loss for the period January 1, 2008
through January 17, 2008	-	-	-	-	-	-	-	-	-	(171,568)	(171,568)

Balance – January 17, 2008 (Predecessor Companies)	-	-	-	-	726	32,723	139	(550,000)	2,621,206	(58,258,633)	(56,154,704)

Acquisition and recapitalization	8,080	8	4,040	4	18,474	(32,704)	(139)	550,000	10,027,549	58,258,633	68,803,490

Balance – January 18, 2008 (Successor Companies)	8,080	8	4,040	4	19,200	19	-	-	12,648,755	-	12,648,786

Series B conversion	850	1	(4,040)	(4)	(8,502)	(9)	-	-	12	-	-

Conversion of debt to equity on December 31, 2008	-	-	-	-	-	-	-	-	746,155	-	746,155

Net loss for the period January 18, 2008
through December 31, 2008	-	-	-	-	-	-	-	-	-	(1,738,464)	(1,738,464)

Balance – December 31, 2008 (Successor Companies)	8,930	9	-	-	10,698	11	-	-	13,394,922	(1,738,464)	11,656,478

Net loss for the year ended December 31, 2009	-	-	-	-	-	-	-	-	-	(2,614,164)	(2,614,164)

Balance – December 31, 2009 (Successor Companies)	8,930	$9	-	$-	10,698	$11	-	$-	$13,394,922	$(4,352,628)	$9,042,314

The accompanying notes are an integral part of these consolidated financial statements.

5

TYREE HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2009 and 2008

		Predecessor and	Successor Companies	Predecessor Companies
		Successor Companies	For the Period	For the Period
	Year Ended	Twelve Months Ended	January 18, 2008 to	January 1, 2008 to
	December 31, 2009	December 31, 2008	December 31, 2008	January 17, 2008
Cash flows from operating activities:
Net loss	$(2,614,164)	$(1,910,032)	$(1,738,464)	$(171,568)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization of property and equipment	733,355	558,846	539,357	19,489
Amortization of intangible assets	1,106,440	1,060,338	1,060,338	-
Amortization of deferred financing cost	156,493	1,558,087	1,558,087	-
Loss on sale of equipment	-	233,436	233,436	-
Provision for doubtful accounts	314,198	590,802	590,802	-
Deferred rent	22,509	-	-	-
Changes in assets and liabilities:
Accounts receivable	781,247	910,935	(1,277,879)	2,188,814
Inventory	347,813	266,367	266,367	-
Construction in process	3,124,788	2,468,534	2,593,659	(125,125)
Prepaid expenses and other current assets	420,699	135,159	125,140	10,019
Security deposits	(18,479)	(41,974)	(41,974)	-
Accounts payable	308,345	(472,480)	1,987,021	(2,459,501)
Accrued expenses and other current liabilities	1,337,571	322,866	171,549	151,317
Billings on construction	(1,591,054)	(4,476,794)	(4,201,415)	(275,379)
Deferred revenue	(63,347)	(1,461,726)	(865,640)	(596,086)

Net cash provided by (used in) operations	4,366,414	(257,636)	1,000,384	(1,258,020)

Cash flows from investing activities:
Purchases of property and equipment	(1,813,216)	(508,901)	(508,901)	-
Proceeds from sales of equipment	-	25,000	25,000	-

Net cash used in investing activities	(1,813,216)	(483,901)	(483,901)	-

Cash flows from financing activities:
Borrowings from senior credit facility	53,307,883	62,945,897	59,363,888	3,582,009
Repayments of senior credit facility	(53,631,954)	(55,859,629)	(53,462,147)	(2,397,482)
Proceeds from subordinated debt	-	700,000	700,000	-
Proceeds from notes payable	1,209,348	6,574	6,574	-
Repayments of notes payable	(317,791)	(726,683)	(726,683)	-
Payments for debt issuance costs	(485,000)	(798,583)	(798,583)	-
Payments of assumed liabilities	(2,329,009)	(5,583,311)	(5,583,311)	-
Other financing activities	-	-	-	-

Net cash (used in) provided by
financing activities	(2,246,523)	684,265	(500,262)	1,184,527

Increase (decrease) in cash	306,675	(57,272)	16,221	(73,493)

Cash, beginning of year (period)	16,221	73,493	-	73,493

Cash, end of year (period)	$322,896	$16,221	$16,221	$-

Supplemental disclosure of cash flow information:
Cash paid during the year (period) for:
Interest	$991,144	$729,949	$729,949	$-

Income taxes	$116,387	$-	$-	$-

Non-cash investing and financing activities:
Net Assets Acquired	$-	$12,648,786	$12,648,786	$-
Subordinated debt and accrued interest
converted to equity	$-	$746,156	$746,156	$-

The accompanying notes are an integral part of these consolidated financial statements.

6

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

1.	Nature of Business

Tyree Holdings Corp. and Subsidiaries was formed in January 2008 and on January 17, 2008, acquired substantially all of the assets and assumed the operations of The Tyree Organization, Ltd., and Affiliates (the “Predecessor Companies”).  The affiliated companies were Larry E. Tyree Co., Inc., Tyree Bros. Environmental Services, Inc., Tyree Maintenance Company, Inc., and T.M. Excavating Corp.

The Company operates two distinct lines of business:

Environmental – Environmental consulting, site assessment, analysis and management of site remediation for owners and operators of property with petroleum storage facilities.

Services – Maintenance, repair and construction services provided principally to the retail petroleum industry and other customers with underground petroleum storage tanks and petroleum product dispensing equipment.

The Company markets its services throughout the Northeast, Mid-Atlantic and Southern California regions of the United States to national and multinational for-profit enterprises, as well as to local and national governmental agencies and municipalities.  The majority of the Company’s revenue is derived from customers in the Northeastern United States.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements for the year ended December 31, 2009 and the period from January 18, 2008 to December 31, 2008 include the accounts of Tyree Holdings Corp. and its wholly owned subsidiaries, Tyree Service Corp., Tyree Environmental Corp. and Tyree Equipment Corp. (collectively, the “Company” or “Successor Companies”).

The consolidated financial statements of the Predecessor Companies for the period January 1, 2008 to January 17, 2008 include the transactions of companies which had substantially common ownership and management.

All significant intercompany transactions have been eliminated in consolidation.

7

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents as of December 31, 2009 and 2008.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest.  The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.  The Company generally follows the practice of filing statutory “mechanics” liens on construction projects where collection problems are anticipated.  An allowance for doubtful accounts is established and determined based on management’s assessments of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment.  Accounts receivables are written off when deemed uncollectible.  Recoveries of accounts receivables previously written off are recorded as income when subsequently collected.

Inventory

Inventory consists principally of maintenance parts and is stated at the lower of cost or market using the first-in, first-out method.  The Company writes down its inventory for estimated obsolescence based upon the age of inventory and assumptions about future demand and usage.  An inventory reserve is recorded if any carrying amount of the inventory exceeds its estimated market value.

Property and Equipment

Property and equipment are stated at cost and the related depreciation is computed primarily on a straight-line basis over the lives of the respective assets.  Estimated useful lives are as follows:

Machinery and equipment	5-10 Years
Vehicles	7 Years
Furniture and fixtures	5-7 Years
Computers	5 Years

Leasehold improvements are amortized over the lesser of the estimated life of the asset or the lease term.

Expenditures for repairs and maintenance are charged to operations as incurred.  Renewals and betterments are capitalized.  Upon the sale or retirement of an asset, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized in the results of operations.

8

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Intangible Assets and Goodwill

Intangible assets with finite lives are recorded at cost less accumulated amortization.  Finite lived intangible assets consist of customer relationships, and non-competition agreements.  Such intangible assets are amortized on a straight-line basis over the useful lives of the assets.  The useful lives of intangible assets are as follows:

Customer relationships	5 Years
Non-competition agreements	7 Years

Goodwill and identifiable intangible assets with indefinite useful lives are not amortized but are subject to an annual test for impairment and more frequently in certain circumstances.

Impairment of Long-Lived Assets

The Company evaluates the fair value of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that its carrying amounts may not be recoverable.  Accordingly, any impairment of value is recognized when the carrying amount of a long-lived asset exceeds its fair value.  No impairment charges have been recognized for the years ended December 31, 2009 and 2008.

Deferred Financing Costs

Costs incurred in conjunction with the incurrence of indebtedness are capitalized and subsequently amortized to interest expense over the related period of the obligation using the straight-line method, which approximates the effective interest rate method.  These costs were primarily incurred during the acquisition in January 2008 and consist of professional fees related to the portion of the purchase price that was financed.  These professional fees were allocated on a proportional basis of debt to purchase price.  Accumulated amortization of deferred financing costs totaled $306,393 and $149,900 as of December 31, 2009 and 2008, respectively, and has been included in interest expense on the consolidated statements of operations.

Deferred Revenue

Monthly customer payments under fixed fee maintenance contracts are deferred until the month in which the services are provided.  Deferred revenue of $474,000 and $537,347 as of December 31, 2009 and 2008, respectively, consists of customer payments made in advance for services provided in January 2010 and 2009, respectively.

9

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Deferred Rent

The Company recognizes rent expense on leases containing scheduled rent increases by amortizing the aggregate lease payments on a straight-line basis over the lease term.

Warranty Reserve

Most contracts that the Company enters into with its customers contain a written or implied warranty on workmanship for one year.  Subcontractors and parts suppliers used by the Company generally warrant the parts they supply or services they perform for a similar period.  At project or service completion, customers provide written or verbal acceptance of the Company's work.  Warranty related cost experienced by the Company typically consist of minor adjustments or calibration work.  The Company has accrued $53,000 at December 31, 2009 and 2008 for warranty related cost.

Revenue Recognition

Environmental

Environmental contracts are generally performed on a unit-price or time and material basis and revenue is recognized as these services are rendered.

Services

The Company performs maintenance and repair services for several retail petroleum customers under multi-year, unit price contracts.  Under these agreements, the customer pays a set price per contracted retail location per month and the Company provides a defined scope of maintenance and repair services at these locations on an on-call or as scheduled basis.  Due to the large number of retail locations and the broad scope of services that fall under these contracts, the number and type of maintenance calls performed are consistent on a month-to-month basis.  The Company recognizes revenue under these contracts based on the number of retail locations covered each month at the prevailing per location unit price.  Other maintenance and repair services are performed on a unit-price or time and material basis and revenue is recognized as these services are rendered.

Revenue is recognized on fixed-priced construction contracts and modified fixed-priced construction contracts on the completed contract method, whereby revenue and cost from construction projects are recognized only when a project has been substantially completed.  Contract costs include all direct material, labor, equipment and subcontract costs as well as other job related costs.  Changes in job performance and job conditions, contract penalty provisions, final contract settlements, change orders, claims or other contract revisions are recognized at the completion of the contract.  Provisions for estimated losses on uncompleted contracts are made when it is determined that a loss is probable.  In the event a provision for estimated losses is deemed necessary, the entire estimated loss is recognized in the period in which the determination arises.  In the consolidated balance sheets, the asset “Construction in process” represents the direct cost on uncompleted contracts and the liability “Billings on construction” represents customer billing on uncompleted contracts.

10

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Advertising Costs

Advertising costs are expensed as incurred.  For the years ended December 31, 2009 and 2008, advertising expenses totaled approximately $33,000 and $15,000, respectively, and are included in selling, general and administrative costs on the accompanying consolidated statements of operations.

Income Taxes

The Company accounts for income taxes in accordance with using the liability method, which provides for an asset and liability approach to accounting for income taxes.  Under this method, deferred tax assets and liabilities are recorded for tax effects of temporary differences between the financial reporting and tax basis of assets and liabilities, and measured using the current tax rates and laws that are expected to be in effect when the underlying assets or liabilities are anticipated to be recovered or settled.  The Company records a valuation allowance based on whether its deferred tax assets will, more likely than not, result in any future tax benefits.

The Company and its subsidiaries are subject to the federal, state and local tax jurisdictions in which the Company operates.

Generally accepted accounting principles (“GAAP”) require that, in applying the liability method the financial statements’ effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur.  Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination.  These requirements became effective for annual financial statements beginning after December 15, 2008 and the Company adopted them as of January 1, 2009.

As of December 31, 2009, the Company has determined that it has no uncertain tax positions that require either recognition or disclosure in the consolidated financial statements.

The Company’s income tax returns for the years 2008 and 2009 are subject to examination by federal, state, and local income tax authorities.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value as required under GAAP:

Cash: The carrying amount approximates fair value because of the liquidity of those instruments.

Accounts Receivable and Accounts Payable: The carrying amount approximates fair value because the amounts will be collected or paid, respectively, in the near term.

11

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Revolving Line of Credit and Long-Term Debt:  The carrying amount approximates fair value based on current market conditions and interest rates available to the Company for similar financial instruments.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include, but are not limited to, the valuation of goodwill and intangible assets, useful lives of tangible and intangible assets, depreciation and amortization, allowances for doubtful accounts and inventory obsolescence, loss contingencies on particular uncompleted contracts, and the valuation allowance on deferred tax assets.  Actual results could differ from these estimates and assumptions.

Related Parties

The Company considers parties to be related if one party has the ability, directly or indirectly, to control another party or exercise significant influence over the other party in making financial and operating decisions or where the Company and the party are subject to common control or common significant influence.  Related parties may be individuals or other entities.

3.	Acquisition

On January 17, 2008, the owners of the Company contributed approximately $49,600,000 in exchange for assets and certain assumed liabilities having a net fair value of $12,648,786.  The net fair value of these assets and liabilities was not determined based on the $49,600,000 purchase price but is instead based on an independent valuation of the business as a whole.  Therefore the difference of approximately $36,950,000 represents an investment of the purchasers in excess of the book value of the Company.

12

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

The acquisition was accounted for as a business purchase in accordance with GAAP and recorded at the estimated fair value of the assets acquired and the liabilities assumed as of January 17, 2008, as follows:

Accounts receivable	$8,556,174
Inventory	3,279,108
Construction in process	9,575,271
Prepaid expenses and deposits	905,612
Property and equipment	2,338,947
Goodwill	7,575,500
Intangible assets	10,509,400
Deferred financing costs	2,190,513
Accounts payable	(3,694,979)
Accrued expenses	(1,687,812)
Assumed liabilities	(12,150,308)
Long-term debt	(1,636,614)
Billings on construction	(11,709,039)
Deferred revenue	(1,402,987)

$12,648,786

The Company assumed certain liabilities of the Predecessor Companies under the asset purchase agreement related to the acquisition.  The liabilities assumed were for the payment of certain delinquent accounts payable, income taxes, litigation settlements and other specified liabilities.  Subsequent to the acquisition, the Company negotiated repayment terms with the majority of the parties owed.  These repayments are non-interest bearing and have terms ranging in duration from 2 to 48 months.  The balance of assumed liabilities totaled $4,237,983 and $6,556,993 as of December 31, 2009 and 2008, respectively.

As of December 31, 2009, the required and expected payments of assumed liabilities are as follows:

Years Ending
December 31,	Amount

2010	$3,942,165
2011	267,000
2012	28,818

$4,237,983

4.	Property and Equipment

Property and equipment consists of the following as of December 31:

	2009	2008

Machinery and equipment	$581,647	$570,043
Vehicles	2,603,991	1,348,230
Furniture and fixtures	85,874	27,682
Computers	671,254	210,842
Leasehold improvements	424,212	400,121
	4,366,978	2,556,918
Less accumulated depreciation and amortization	1,237,062	506,863

	$3,129,916	$2,050,055

13

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Depreciation and amortization expense for the years ended December 31, 2009 and 2008 totaled $733,355 and $558,846, respectively.

5.	Goodwill and Intangible Assets

Intangible assets were acquired in connection with the acquisition.  The carrying amount of goodwill was $7,575,500 as of December 31, 2009 and 2008.  There have been no changes in the carrying amount of goodwill during the year ended December 31, 2009 and the period from January 17, 2008 to December 31, 2008.

Other intangible assets consist of the following as of December 31:

	2009	2008
Intangible assets subject to amortization:
Customer relationships	$1,327,700	$1,327,700
Non-competition agreements	5,886,300	5,886,300
	7,214,000	7,214,000
Less accumulated amortization	2,166,778	1,060,338

Intangible assets subject to amortization, net	$5,047,222	$6,153,662

Intangible assets not subject to amortization:
Licenses and permits	$3,295,400	$3,295,400
Goodwill	7,575,500	7,575,500

	$10,870,900	$10,870,900

Licenses and permits have renewal provisions, generally one to four years.  As of December 31, 2009, the weighted-average period to the next renewal was thirteen months.  Costs of renewal are expensed when incurred.  The Company has the intent and ability to renew all licenses and permits, as the renewal costs are nominal.

14

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Accounting rules require that the intangible assets be tested for impairment at least annually.  Accordingly, an impairment analysis was performed as of December 31, 2009 and 2008 using a discounted cash flow analysis.  A discounted cash flow analysis requires that certain assumptions and estimates be made regarding industry economic factors and future profitability and cash flows.  As a result of the 2009 and 2008 impairment analysis, it was determined that goodwill was not impaired.

Amortization expense for intangible assets subject to amortization totaled $1,106,440 and $1,060,338 for the years ended December 31, 2009 and 2008, respectively.

Future amortization expense for the finite lived intangible assets is as follows:

Years Ending
December 31,	Amount

2010	$1,106,440
2011	1,106,440
2012	1,106,440
2013	851,964
2014	840,900
2015	35,038

$5,047,222

6.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following as of December 31:

	2009	2008

Employee compensation, taxes and benefits	$912,642	$312,559
Acquisition costs	-	485,000
State sales taxes payable	651,594	180,715
Legal	89,936	-
Franchise and capital stock taxes	50,000	30,000
Warranty reserve	53,000	53,000
Accrued interest	58,750	28,750
Other	127,660	985

	$1,943,582	$1,091,009

15

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

7.	Revolving Loan Agreement and Subordinated Debt – Related Parties

Senior Revolving Credit Agreement

The Company maintains a $15,000,000 revolving credit agreement with a related party which expires on January 17, 2013.  Borrowings under this agreement are limited to 70% of eligible accounts receivable and the lesser of 50% of eligible inventory or $4,000,000.  The balances outstanding under this agreement were $5,577,670 and $5,901,741 as of December 31, 2009 and 2008, respectively.  Borrowings under this agreement are collateralized by a first lien security interest in all tangible and intangible assets owned by the Company.  The Company had approximately $9,400,000 and $9,100,000 of unused amounts available on the revolving credit agreement at December 31, 2009 and 2008, respectively, subject to borrowing base limitations.  The agreement calls for a minimum fixed charges coverage ratio and a maximum total debt to adjusted EBITDA ratio which have yet to be defined or determined.  The annual interest rate charged on this loan is 16%.

Senior Subordinated Notes

These notes are borrowings from a related party and were originally scheduled to mature on January 17, 2013.  The notes were collateralized by a security interest in all tangible and intangible assets assumed by the Company, but the security interest was subordinated to the security interest under the Company’s senior revolving credit agreement.  The notes carried an interest rate of 8% prior to conversion.

On December 31, 2008, the Company converted all of its related senior subordinated notes of $700,000 and accrued interest of $46,156 to equity.

8.	Long-Term Debt

Long-term debt consists of the following as of December 31:

	2009	2008

Note payable to a commercial bank payable in monthly installments of principal and interest of $6,198 through March 2011. The annual interest rate is 7.25%.	$62,644	$153,893

Note payable to a former stockholder of the Predecessor Companies payable in monthly installments of principal and interest of $9,709 through July 2010. The annual interest rate is prime plus 1.5%.	59,813	170,317

Promissory notes payable, with accrued interest, to three former stockholders of the Predecessor Companies maturing on December 31, 2012. These notes are unsecured and are subordinate to the Company’s senior debt. The annual interest rate charged on these notes is 6.0%.	500,000	500,000

Other long-term debt is comprised of loans incurred in connection with the purchase of equipment. These loans are collateralized by the assets purchased and bear interest at an annual fixed rates ranging from 8.0% to 15.0% as of December 31, 2009 and 2008, with principal and interest payable in installments through July 2014.	1,185,605	92,295
Total	1,808,062	916,505
Less current portion	343,459	238,469

Long-term portion	$1,464,603	$678,036

The approximate future minimum principal payments on long-term debt are as follows:

Years Ending
December 31,	Amount

2010	$343,459
2011	240,577
2012	747,000
2013	278,000
2014	199,026

$1,808,062

9.	Stockholders’ Equity

Upon the Company’s acquisition date of January 17, 2008, the Company issued 8,080 and 4,040 shares of cumulative convertible preferred stock Series A and B, respectively.

16

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Pursuant to a Stockholders’ Agreement dated January 17, 2008, on October 31, 2008, 4,040 shares issued and designated Series B Convertible Preferred were converted into 850 shares of Series A Preferred Convertible and all Series B shares were canceled.  In addition, 8,502 shares of common stock were surrendered and canceled per this agreement.

Series A preferred stock has dividends that are cumulative and are payable at an annual rate of 2%.  As of December 31, 2009 and 2008, dividends in arrears amounted to approximately $664,000 and $311,000, respectively, which will not be recorded until declared by the Board of Directors.

Conversion of Debt to Equity

As previously noted, on December 31, 2009, the Company converted all of its related senior subordinated notes of $700,000 and accrued interest of $46,156 to equity.

10.	Income Taxes

The Company’s net deferred tax assets result primarily from the future tax benefit of net operating loss carryforwards.  Under the liability method, the Company has provided a full valuation allowance against its net deferred tax assets of approximately $1,723,000 and $690,000 as of December 31, 2009 and 2008.  The valuation allowance against the deferred tax assets increased by approximately $1,033,000 and $690,000 during the years ended December 31, 2009 and 2008.

As of December 31, 2009, the Company’s federal net operating losses were approximately $2,670,000.  The federal net operating losses expire from the years ending 2028 through 2029.  These net operating loss carryforwards may be limited in accordance with Section 382 of the Internal Revenue Code of 1986, as amended, based on certain changes in ownership that have occurred, or could occur in the future.

The Company evaluates deferred income taxes quarterly to determine if the valuation allowances against deferred tax assets should be established or adjusted based on consideration of all available evidence, both positive and negative, using a more likely than not realization standard.  This assessment considers, among other matters, the nature, frequency of recent income and losses, forecasts of future profitability, and the duration of the statutory carryforward period.  In making such judgments, significant weight is given to evidence that can be objectively verified.

Valuation allowances have been established for deferred tax assets based on the Company’s evaluation, as described above, about the likelihood of realizing future tax benefits.  The Company’s ability to realize deferred tax assets depends on the Company’s ability to generate sufficient taxable income within the carryforward periods provided for in the tax law for each applicable tax jurisdiction.

17

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

The tax effects of temporary differences that give rise to the deferred tax liabilities as of December 31, 2009 and 2008, are presented below:

	2009	2008
Deferred tax assets:
Net operating loss carryforwards	$1,097,000	$38,000
Accounts receivable	371,000	242,000
Inventory	50,000	48,000
Property and equipment	-	37,000
Intangible assets	314,000	148,000
Contract revenue recognition	334,000	337,000
Accrued expenses and other current liabilities	76,000	47,000
Other long term liabilities	9,000	-
	2,251,000	897,000
Deferred tax liabilities:
Goodwill	414,000	207,000
Property and equipment	114,000	-
	528,000	207,000

Subtotal	1,723,000	690,000
Less deferred tax valuation allowance	1,723,000	690,000

Net deferred income tax asset	$-	$-

The provision for income taxes is presented below as follows:

	Years Ended December 31,
	2009	2008
Current:
Federal	$(880,000)	$(572,000)
State	(181,000)	(118,000)

	(1,061,000)	(690,000)
Deferred:
Federal	880,000	572,000
State	181,000	118,000

	1,061,000	690,000

Total provision (benefit) for income taxes	$-	$-

The Company’s effective rate differs from the statutory federal income tax rate of 34%, primarily due to the effect of state and local income taxes and the impact of recording a valuation allowance to offset the potential future tax benefit resulting from net operating loss carry forwards for all years presented.  The following is a reconciliation of the U.S. federal statutory income tax rate to the Company’s effective income tax rate for the years ended December 31, 2009 and 2008:

18

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

	2009	2008

Federal statutory rate	(34.0)%	(34.0)%
State taxes, net of federal tax benefit	(7.0)%	(7.0)%
Permanent differences	0.4%	1.3%
Net operating loss carryforwards	40.6%	1.0%
Change to valuation allowance	0.0%	38.7%

	0.0%	0.0%

11.	Commitments and Contingencies

Lease Commitments

The Company leases office and warehouse space under non-cancelable operating leases, some of which, are between the Company and related parties, that expire in 2014.  Generally, these leases carry renewal provisions and require the Company to pay maintenance costs.  Rental payments may be adjusted for increases in taxes and insurance above specified amounts.

The Company recognizes rent expense on leases containing scheduled rent increases by amortizing the aggregate lease payments on a straight-line basis over the lease term.  The amount included in other liabilities related to this deferred rent liability is $22,509 at December 31, 2009.  There was no such liability at December 31, 2008.

Rent expense (including common area maintenance and straight-line rent) totaled $1,071,732 and $1,110,237 for the years ended December 31, 2009 and 2008, respectively.

As of December 31, 2009, including related party transactions, the approximate future minimum lease payments required under non-cancelable operating leases are as follows:

Years Ending
December 31,	Amount

2010	$566,000
2011	437,000
2012	222,000
2013	154,000
2014	57,000

$1,436,000

The Company rents equipment for certain construction and other projects on a daily, weekly or monthly basis as needed.

Short-term equipment rental expense totaled $937,532 and $1,134,840 for the years ended December 31, 2009 and 2008, respectively.

19

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Employment Agreements

The Chief Executive Officer (“CEO”) entered into an employment agreement for the period commencing on March 3, 2008 and ending on December 31, 2012.  The CEO agreement provides for annual compensation of $240,000 plus certain other benefits.  The CEO’s annual compensation will increase by 3% on each anniversary of the term.  The bonus for each year will be up to 100% of the annual compensation, provided that the Company meets all of the annual objectives established by the Board of Directors.

The Chief Operating Officer and President (“COO”) entered into an employment agreement for the period commencing on January 17, 2008 and ending on December 31, 2012.  The COO agreement provides for annual compensation of $320,000 plus certain other benefits.  The COO’s annual compensation may be reduced at the discretion of the Board of Directors in the event the Company’s EBITDA is 80% or less of budgeted amounts for the period.  The bonus for each year will be no less than $100,000 provided that the Company meets all of the annual objectives established by the Board of Directors.

The Vice President, Business Development (“VP”) entered into an employment agreement for the period commencing on January 17, 2008 and ending on December 31, 2012.  The VP agreement provides for annual compensation of $320,000 plus certain other benefits.  The VP’s annual compensation may be reduced at the discretion of the Board of Directors in the event the Company’s EBITDA is 80% or less of budgeted amounts for the period.  The bonus for each year will be no less than $100,000 provided that the Company meets all of the annual objectives established by the Board of Directors.

Each of these officers entered into a non-competition agreement for the terms of the officer’s employment and for a period subsequent to the officer’s termination of two years.

The approximate minimum base compensation of the four executives is as follows:

Years Ending
December 31,	Amount

2010	$880,000
2011	880,000
2012	880,000

$2,640,000

20

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Contingencies

Legal Proceedings

The Company’s services are regulated by federal, state, and local laws enacted to regulate discharge of materials into the environment, remediation of contaminated soil and groundwater or otherwise protect the environment.  This ongoing regulation results in the Company or the Predecessor Companies becoming a party to legal proceedings involving customers or other interested parties.  The issues involved in such proceedings generally relate to alleged responsibility arising under federal or state laws to remediate contamination at properties owned or operated either by current or former customers or by other parties who allege damages.  To limit its exposure to such proceedings, the Company purchases, for itself and the Predecessor Companies, site pollution, pollution, and professional liability insurance.  Aggregate limits, per occurrence limits, and deductibles for this policy are $10,000,000, $5,000,000 and $50,000, respectively.

The Company and its subsidiaries are, from time to time, involved in ordinary and routine litigation.  Management presently believes that the ultimate outcome of these proceedings individually or in the aggregate, will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.  Nevertheless, litigation is subject to inherent uncertainties and unfavorable rulings could occur.  An unfavorable ruling could include monetary damages and, in such event, could result in a material adverse impact on the Company’s financial position, results of operations or cash flows for the period in which the ruling occurs.

Assumed Liabilities

As part of its acquisition of the Predecessor Companies, the Company assumed certain liabilities that include tax liabilities, which are in the process of being settled.  The Company has accrued $2,475,000 and $2,642,000 for these tax liabilities as of December 31, 2009 and 2008, respectively.  Settlement of these tax liabilities in excess of the amounts accrued could have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Surety

In connection with its normal construction activities, the Company is required to acquire bid, performance and payment bonds.  The surety issuing the bonds has recourse against certain Company assets in the event the surety is required to honor the bonds.

12.	Related Party Transactions

Entities that provide working capital to the Company or are holders of subordinated promissory notes share common management or ownership with the Company’s majority stockholder.  The total principal and accrued interest owed to these related entities was $6,136,420 and $6,430,491 as of December 31, 2009 and 2008, respectively.  Interest expense incurred to these related entities totaled $896,413 and $752,926 for the years ended December 31, 2009 and 2008, respectively.

21

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

The Company receives consulting services from an entity controlled by the relatives of certain stockholders under a consulting agreement.  The agreement expires on January 18, 2015.  The Company makes payments of $15,800 per month during the term of the agreement.

The Company leases office and warehouse space from an entity controlled by certain stockholders.  Rents paid to this related entity totaled $460,531 and $1,064,000 in 2009 and 2008, respectively.  There were no balances due to this related entity as of December 31, 2009 and 2008.

13.	Employee Benefits

In 2008 the Company adopted The Tyree Holdings 401(k) Retirement Plan (the “Plan”), which covers all eligible non-union employees.  The Plan provides for voluntary contributions by eligible employees up to a maximum of 85% of their eligible compensation, subject to the applicable federal limitations.  The Company has the option to make a discretionary contribution each year.  The Company did not make any contributions for the years ended December 31, 2009 and 2008.

The Company has entered into collective bargaining agreements with certain labor unions.  These agreements expire at varying dates through April 30, 2012.  The Company also participates in several multi-employer pension plans.  These plans provide benefits to substantially all union employees.  Payments made under these plans totaled $1,620,454 and $2,013,654 for the years ended December 31, 2009 and 2008, respectively.  The Company funds these plans on a monthly basis in accordance with the provisions of the negotiated labor contracts.

14.	Concentrations of Credit Risk

Cash

The Company maintains cash balances with various banks, which may at times exceed the Federal Deposit Insurance Corporation limit.  The Company believes that the risk of loss as a result of this policy is negligible.  There was no uninsured cash maintained in banks as of December 31, 2009.

Accounts Receivable

The Company believes the concentration of credit risk in its accounts receivables is substantially mitigated by its ongoing contract acceptance, billing and credit evaluation process, relatively short-term collection terms and its ability to file mechanics liens against customer properties serviced or constructed.  The Company does not generally require collateral from customers.  Management also believes that its subcontractor qualification policies and contract performance monitoring procedures are adequate to minimize its exposure with respect to non-performance by subcontractors.

22

TYREE HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

The Company’s customers are located in the Northeast, Mid-Atlantic and Southern California regions of the United States.  The Company’s two largest customers accounted for 42% and 16% of the Company’s consolidated revenues for the year ended December 31, 2009 and their balances amounted to 35% and 14% of accounts receivable as of December 31, 2009.  The Company’s two largest customers accounted for 51% and 12% of the Company’s consolidated revenues for the year ended December 31, 2008 and their balances amounted to 54% and 14% of accounts receivable as of December 31, 2008.

Purchase Concentration

For the years ended December 31, 2009 and 2008, 43% and 39%, respectively, of the total purchases of inventory products were from one vendor.

15.	Liquidity

The Company incurred losses for the year ended December 31, 2009 and the period from January 18, 2008 to December 31, 2008.  In 2010 and 2011, managements’ intention is to obtain a new lending credit facility from a financial institution which would provide the Company with additional funds at a lower interest rate than its current existing credit facility.  The prospective new financing will permit the Company to increase its current market share in its core businesses by financing acquisitions, as well as to strengthen its competitiveness within its industry by reducing its costs of financing.  In addition, the Company is currently implementing a plan to increase its working capital, thereby improving its liquidity.  The Company will continue to utilize its senior revolving credit facility while it negotiates with new lenders.

Management is currently seeking to obtain a new lender credit facility to support the growth of the Company.  Although management is confident that it will succeed in negotiating financing for the Company, there are no assurances that they will be successful in their endeavors.  However, management believes they have sufficient access to working capital to sustain operations through September 30, 2011.

16.	Subsequent Events

On January 28, 2010, the Company entered into a Letter of Intent to be acquired by Amincor, Inc. (“Amincor”) (formerly known as Joning Corp.), a related party.  Amincor is to acquire all of the issued and outstanding stock of the Company upon issuance of these financial statements.

The Company has evaluated its subsequent events through October 8, 2010, the date that the accompanying consolidated financial statements were available to be issued.  The Company had no additional subsequent events requiring disclosure.

23

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMINCOR, INC.

Date: October 19, 2010

	By:	/s/ John R. Rice, III
John R. Rice, III
President

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 19, 2010 (October 18, 2010)
Date of Report (Date of earliest event reported)

AMINCOR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49669	88-0376372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 24th FL, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (347) 821-3452

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 18, 2010, Registrant entered into a Stock Purchase Agreement (the “Agreement”) with Hammond Investments, Ltd. an exempted company incorporated with limited liability in the Cayman Islands (“Hammond”), and Capstone Special Purpose Fund, LP, a Delaware limited partnership (“CSPF”) for the purchase by Registrant of all of the issued and outstanding shares of Masonry Supply Holding Corp., a Delaware corporation (“Masonry”). Prior to the closing of the stock purchase, Hammond and CSPF (collectively, the “Shareholders”) were the owners of all of the issued and outstanding shares of common stock, par value $0.001 (the “Shares”) of Masonry.  In consideration for the Shares, Registrant paid to the Shareholders $1.00 per Share, or $150 in the aggregate, which was the same per share consideration paid for by Hammond and CSPF for their original purchase of the Masonry Shares.

John R. Rice III and Joseph F. Ingrassia are officers and directors of Registrant and Masonry.  Mr. Rice and Mr. Ingrassia are also officers of Capstone Capital Management, Inc., the general partner of CSPF and are directors of Hammond.

As a result of the above transaction, Registrant owns all of the issued and outstanding shares of Masonry and Masonry is a wholly-owned subsidiary of Registrant.

The information in this Item 2.01 and 1.01 above is qualified in its entirety by the Stock Purchase Agreement, which is attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Imperia Masonry Supply Corp., a wholly owned subsidiary of Masonry

Audited financial statements of Imperia Masonry Supply Corp. a wholly owned subsidiary of Masonry for the fiscal years ended December 31, 2008 and December 31, 2009.

(b) Pro-Forma Financial Information.

Since it is impracticable to provide the required pro-forma financial statements for the transaction described in Item 2.01 at the time of this filing, Registrant hereby confirms that it intends to file the required financial statements no later than 71 calendar days after the date of this current report on Form 8-K.

(c) Not Applicable.

(d) Exhibits

10.1	Stock Purchase Agreement, dated October 18, 2010, by and among Registrant, Hammond Investments, Ltd., and Capstone Special Purpose Fund, LP.

IMPERIA MASONRY SUPPLY CORP. CONSOLIDATED FINANCIAL STATEMENTS Years Ended December 31, 2009 and 2008 WITH REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

IMPERIA MASONRY SUPPLY CORP.

CONTENTS

December 31, 2009 and 2008

Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	1

FINANCIAL STATEMENTS

Balance Sheets	2-3

Consolidated Statements of Operations	4

Consolidated Statements of Changes in Equity (Deficit)	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-16

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Imperia Masonry Supply Corp.
Pelham Manor, New York

We have audited the accompanying balance sheet and changes in stockholders’ equity of Imperia Masonry Supply Corp. as of December 31, 2009, and we have audited the consolidated balance sheet of Imperia Bros. Inc. and Subsidiary and the related consolidated statements of operations, changes in equity (deficit), and cash flows for the years ended December 31, 2009 and 2008.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imperia Masonry Supply Corp. and Imperia Bros. Inc. as of December 31, 2009 and 2008 and the results of their operations and cash flows for the years ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

New York, New York
September 15, 2010

1

IMPERIA MASONRY SUPPLY CORP.

BALANCE SHEETS

December 31, 2009 and 2008

	Successor	Predecessor
	Company	Companies
	2009	2008
Assets

Current assets:
Cash	$39,536	$21,559
Accounts receivable, net of allowance for doubtful accounts
of $-0- and $196,000 in 2009 and 2008, respectively	108,497	99,859
Due from factor	-	670,938
Inventory, net	1,022,057	1,499,274
Prepaid expenses and other current assets	40,731	63,772

Total current assets	1,210,821	2,355,402

Property, plant and equipment, net	2,101,930	2,037,021

Other assets:
Goodwill	31,000	-
Intangible assets	1,013,000	-

Total other assets	1,044,000	-

Total assets	$4,356,751	$4,392,423

(Continued)

2

IMPERIA MASONRY CUPPLY CORP.

BALANCE SHEETS (Continued)

December 31, 2009 and 2008

	Successor	Predecessor
	Company	Companies
	2009	2008
Liabilities and Stockholders’ and Members’ Equity (Deficit)

Current liabilities:
Accounts payable	$981,741	$792,870
Accrued expenses and other current liabilities	96,718	429,617
Loans payable	-	12,330,034
Note payable	-	414,900
Accrued interest	-	3,434,018
Advances from affiliated companies	-	5,486,927
Capital lease obligations – current portion	138,955	212,681

Total current liabilities	1,217,414	23,101,047

Long-term liabilities:
Capital lease obligations – net of current portion	303,303	345,338
Customer deposits	75,087	28,423

Total long-term liabilities	378,390	373,761

Total liabilities	1,595,804	23,474,808

Commitments and contingencies

Stockholders’ and members’ equity (deficit):
Common stock – authorized 1,500 shares $0.001 par value;
issued and outstanding – 150 shares	-	46,059
Additional paid-in capital	2,760,947	3,535,247
Members’ deficit	-	(2,344,436)
Accumulated deficit	-	(20,319,255)

Total stockholders’ and members’ equity (deficit)	2,760,947	(19,082,385)

Total liabilities and stockholders’ and members’ equity (deficit)	$4,356,751	$4,392,423

The accompanying notes are an integral part of these consolidated financial statements.

3

IMPERIA MASONRY SUPPLY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2009 and 2008

	Predecessor Companies
	2009	2008

Net sales	$10,126,542	$9,361,109

Cost of sales	9,642,659	8,472,584

Gross profit	483,883	888,525

Selling, general and administrative	3,132,827	3,241,166

Loss from operations	(2,648,944)	(2,352,641)

Interest expense	6,888,710	4,556,199

Net loss	$(9,537,654)	$(6,908,840)

The accompanying notes are an integral part of these consolidated financial statements.

4

IMPERIA MASONRY SUPPLY CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

Years Ended December 31, 2009 and 2008

			Additional
	Common Stock		Paid-In	Members’	Accumulated	Total
	Shares	Amount	Capital	Deficit	Deficit	Equity (Deficit)
Predecessor Companies:
Balance – December 31, 2007	100	$46,059	$3,535,247	$(1,462,312)	$(14,292,539)	$(12,173,545)

Net loss for the year ended December 31, 2008	-	-	-	(882,124)	(6,026,716)	(6,908,840)

Balance – December 31, 2008	100	46,059	3,535,247	(2,344,436)	(20,319,255)	(19,082,385)

Net loss for the year ended December 31, 2009	-	-	-	(921,418)	(8,616,236)	(9,537,654)

Balance – December 31, 2009	100	$46,059	$3,535,247	$(3,265,854)	$(28,935,491)	$(28,620,039)

Successor Company:
Issuance of common stock	150	$-	$150	$-	$-	$150

Net assets acquired through a foreclosure action
by related parties	-	-	2,760,797	-	-	2,760,797

Net loss for the year ended December 31, 2009	-	-	-	-	-	-

Balance – December 31, 2009	150	$-	$2,760,947	$-	$-	$2,760,947

The accompanying notes are an integral part of these consolidated financial statements.

5

IMPERIA MASONRY SUPPLY CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2009 and 2008

	Predecessor Companies
	2009	2008
Cash flows from operating activities:
Net loss	$(9,537,654)	$(6,908,840)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	345,214	333,622
Provision for doubtful accounts	1,131	100,119
Changes in assets and liabilities:
Accounts receivable	(9,769)	153,466
Inventory	516,337	(381,589)
Prepaid expenses and other current assets	16,508	96,818
Accounts payable	618,513	(331,237)
Accrued expenses	(299,107)	303,609
Accrued interest	4,017,418	1,696,649
Customer deposits	46,664	(15,860)

Net cash used in operations	(4,284,745)	(4,953,243)

Cash flows from investing activities:
Purchases of property and equipment	(200,995)	(630,246)

Net cash used in investing activities	(200,995)	(630,246)

Cash flows from financing activities:
Net proceeds from loans payable	4,146,095	5,018,423
Advances from affiliated companies	894,321	910,963
Proceeds from note payable	40,000	19,162
Principal payments of note payable	(181,967)	(110,614)
Proceeds from capital lease obligations	118,500	434,029
Principal payments of capital lease obligations	(234,261)	(169,329)
Net borrowings from factor	(277,360)	(632,551)

Net cash provided by financing activities	4,505,328	5,470,083

Increase (decrease) in cash	19,588	(113,406)

Cash, beginning of year	21,559	134,965

Cash, end of year	$41,147	$21,559

Supplementary cash flow information:
Cash paid during the period for:
Interest	$2,871,292	$2,859,550

Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

6

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

1.	Nature of Business

Imperia Masonry Supply Corp. (the “Company” or “Imperia Masonry”) was incorporated on June 22, 2009 in the state of Delaware.  The Company is a manufacturer specializing in concrete block, lightweight block, and split face block for the construction industry.  The Company also supplies a wide array of other masonry and building products.  Imperia Masonry also operates a retail home center, which sells hardware, masonry materials and other building supplies to contractors and retail customers.  The Company sells primarily to customers in the New York metropolitan area.

Imperia Bros., Inc. (“Imperia Bros.”) was incorporated in 1959 in the state of New York.

On December 31, 2009, Imperia Masonry began operations by acquiring substantially all of the assets and assumed the operations of Imperia Bros. through a foreclosure action by related parties.

Westchester Industrial Supply, LLC (“Westchester”), a limited liability company, was formed in 2001 in the state of New York. Westchester leased employees to Imperia Bros.

Collectively, Imperia Bros. and Westchester are referred to as the “Predecessor Companies”.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The balance sheet as of December 31, 2009 includes the accounts of Imperia Masonry.  The consolidated statements of operations and cash flows for the year ended December 31, 2009 includes the accounts of the Predecessor Companies.

The consolidated financial statements of the Predecessor Companies for the year ended December 31, 2008 include the accounts of the Predecessor Companies.

All significant inter-company accounts have been eliminated in consolidation.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents as of December 31, 2009 and 2008.

7

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Inventory

Inventory consists of raw materials and finished goods, and is valued at the lower of cost or market using the average cost method. Market is determined based on net realizable value with appropriate consideration given to obsolescence, excessive levels, and other market factors. An inventory reserve is recorded if the carrying amount of the inventory exceeds its estimated market value.

Property, Plant and Equipment

Property, plant and equipment is stated at cost and the related depreciation is computed primarily on a straight-line basis over the lives of the respective assets.  Estimated useful lives are as follows:

Machinery and equipment	2-10 Years
Vehicles	3-10 Years
Furniture and fixtures	5-10 Years

Leasehold improvements are amortized over the lesser of the estimated life of the asset or the lease term.

Expenditures for repairs and maintenance are charged to operations as incurred.  Renewals and betterments are capitalized.  When property and equipment is retired or otherwise disposed of, the cost and related accumulated depreciation is removed from the accounts and the resulting gain or loss is recognized in operations.

Goodwill and Intangible Assets

Goodwill represents the cost of acquiring a business that exceeds the net fair value ascribed to its identifiable assets and liabilities.  Goodwill is not subject to amortization but is tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired. The Company will test for impairment annually.

Impairment of Long-Lived Assets

The Company evaluates the fair value of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that its carrying amounts may not be recoverable.  Accordingly, any impairment of value is recognized when the carrying amount of a long-lived asset exceeds its fair value. No impairment losses have been recognized.

8

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Revenue Recognition

Revenue is recognized upon the shipment of products.  Allowances, credits and other adjustments are recorded in the period the related sales occur.  Customer deposits represent monies received before revenue is earned.

Advertising Costs

Advertising costs are expensed as incurred.  For the years ended December 31, 2009 and 2008, advertising expenses were approximately $24,000 and $41,000, respectively, and are included in selling, general and administrative costs.

Shipping and Handling Costs

Shipping and handling costs are recorded as part of selling expense.  Such amounts approximated $151,000 and $176,000 for the years ended December 31, 2009 and 2008, respectively.

Income Taxes

Imperia Masonry is treated as a “C” corporation for federal, state and local tax purposes.

Imperia Bros. has elected to be treated as an “S” Corporation for federal and state tax purposes, whereby the taxable income or loss of Imperia Bros. passes through to the individual stockholder.

Westchester has elected to be treated as a single member limited liability company for federal and state purposes, whereby the taxable income or loss of Westchester passes through to an individual member’s personal tax return.

Accordingly, Imperia Bros. and Westchester are not subject to federal and state taxes at the corporate level.

The Company accounts for income taxes using the liability method, which provides for an asset and liability approach to accounting for income taxes.  Under this method, deferred tax assets and liabilities are recorded for future tax effects of temporary differences between the financial reporting and tax basis of assets and liabilities, and measured using the current tax rates and laws that are expected to be in effect when the underlying assets or liabilities are anticipated to be recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

9

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Generally accepted accounting principles (“GAAP”) require that, in applying the liability method, the financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur.  Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination.  These requirements became effective for annual financial statements beginning after December 15, 2008 and the Company adopted them as of December 31, 2009.

As of December 31, 2009, the Company has determined that it has no uncertain tax positions that require either recognition or disclosure in the Company’s financial statements.

Imperia Bros.’ and Imperia Masonry’s income tax returns for the years 2006 through 2009, and 2009, respectively, are subject to examination by federal, state and local income tax authorities.

Fair Value of Financial Instruments

GAAP has established a framework for measuring fair value that is based on a hierarchy which prioritizes the inputs to valuation techniques according to the degree of objectivity necessary.  The fair value hierarchy of the inputs to valuation techniques used to measure fair value is divided into three broad levels of objectivity:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement. They are based on best information available in the absence of level 1 and 2 inputs.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value as required by GAAP:

Cash: The carrying amount is the fair value.

Due from Factor, Accounts Receivable and Accounts Payable: The carrying amount approximates fair value because of the short-term duration of those instruments.

Notes Payable and Capital Lease Obligations: The carrying amount approximates fair value based on current market conditions and interest rates available to the Company for similar financial instruments.

10

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include, but are not limited to, useful lives of tangible and intangible assets, depreciation and amortization, and allowances for doubtful accounts and inventory obsolescence.  Actual results could differ from these estimates and assumptions.

Related Parties

For the purpose of these consolidated financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions or where the Company and the party are subject to common control or common significant influence.  Related parties may be individuals or other entities.

3.	Acquisition

In March 2005, certain parties related to Imperia Masonry (“Related Parties” or “Factor” and “Lender”) entered into a factoring and certain loan financing agreements with Imperia Bros. whereby Imperia Bros. granted these Related Parties a security interest in all of Imperia Bros.’ assets (see Notes 4 and 8).  In 2009, Imperia Bros. defaulted on its loan agreement by failing to repay its indebtedness to these Related Parties.  The Related Parties exercised their rights as secured lenders and foreclosed on all of the assets of Imperia Bros. and on December 31, 2009, assigned all of their rights, title, and interest in these assets to Imperia Masonry. Imperia Masonry also assumed certain of Imperia Bros.’ liabilities.

The acquisition was accounted for as a business purchase in accordance with GAAP and recorded at the estimated fair market value of the assets acquired and the liabilities assumed as of December 31, 2009 as follows:

Cash	$39,536
Accounts receivable	108,497
Inventory	1,022,057
Prepaid expenses and other current assets	40,731
Property, plant and equipment	2,101,930
Goodwill	31,000
Intangible assets	1,013,000
Accounts payable	(981,741)
Accrued expenses and other current liabilities	(96,718)
Capital lease obligations	(442,258)
Customer deposits	(75,087)

$2,760,947

The above transaction was recorded as a non-cash acquisition of net assets contributed to the Company in exchange for equity.

4.	Due from Factor

On March 15, 2005, Imperia Bros. entered into a factoring agreement with a related party (“Factor”). The Factor assumed credit risks for all credit approved accounts with Imperia Bros. responsible for collection on customer claims and chargebacks.  Imperia Bros. paid a factoring commission of 2.5% on each invoice with maximum selling terms of no longer than net 30 days, with an additional commission of 1.25% for each 14 days, or portion thereof, by which the selling terms are extended.   The factoring agreement was secured by substantially all the assets of the Imperia Bros., which were foreclosed on December 31, 2009, as per Notes 3 and 8.  Imperia Masonry did not enter into a factoring agreement.

Factor fees and related costs amounted to approximately $500,000 and $222,000 for the years ended December 31, 2009 and 2008, respectively.

11

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

5.	Inventory, Net

Inventory as of December 31, 2009 and 2008 consists of the following:

	2009	2008

Finished goods	$262,527	$464,554
Raw materials	759,530	1,459,647
	1,022,057	1,924,201
Less inventory reserve	-	(424,927)

	$1,022,057	$1,499,274

6.	Property, Plant and Equipment

Property, plant and equipment as of December 31, 2009 and 2008 consists of the following:

	2009	2008

Leasehold improvements	$877,235	$2,389,334
Assets under capital lease	580,738	876,687
Machinery and equipment	472,527	432,113
Yard equipment	75,184	949,135
Furniture and fixtures	48,557	211,775
Vehicles	47,689	180,488
Communications system	-	59,867
	2,101,930	5,099,399
Less accumulated depreciation	-	3,062,378

	$2,101,930	$2,037,021

Depreciation and amortization expense for the years ended December 31, 2009 and 2008 was $345,214 and $333,622, respectively.

7.	Goodwill and Intangible Assets

Goodwill and a brand name intangible were recognized as assets in connection with the acquisition of Imperia Bros. on December 31, 2009.  Intangible assets with finite useful lives are amortized on a straight-line basis over the useful lives of the assets.  The Company accounts for its brand name as a finite lived intangible asset having an estimated useful life of ten years.  There was no amortization of the brand name in 2009 since it was acquired on December 31 of 2009.

12

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

The carrying values of these intangible assets are summarized below:

	2009	2008

Intangible assets subject to amortization:
Brand name	$1,013,000	$-

Intangible assets not subject to amortization:
Goodwill	$31,000	$-

Future amortization expense for intangible assets subject to amortization is as follows:

Years Ending
December 31,

2010	$101,300
2011	101,300
2012	101,300
2013	101,300
2014	101,300
Thereafter	506,500

$1,013,000

8.	Loans and Notes Payable

On March 15, 2005, Imperia Bros. entered into a Revolving Line of Credit Agreement with a Related Party (“Lender”) which is to be used solely for working capital.  The Line of Credit had an annual interest rate of 24%.  At December 31, 2009 there was no outstanding balance and the outstanding balance at December 31, 2008 was $298,525.

On March 15, 2005, Imperia Bros. entered into a purchase order financing agreement with the Lender. Under the agreement, Imperia Bros. was allowed to take advances in an amount equal to 60% of eligible purchase orders up to a limit of $5 million.  A Letter of Credit enabled Imperia Bros. to acquire pre-sold goods from a supplier approved by the Lender.  The Letter of Credit Guarantee Fee is 2.5% for the first thirty days (or part thereof) that each advance is outstanding and 1.25% for every 14 days (or part thereof) thereafter that such advance is outstanding.  The annual interest rate on unpaid balances is 4% in excess of the Prime Rate.  At December 31, 2009 there was no outstanding balance and the outstanding balance at December 31, 2008 was $12,031,509.

13

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

The Company entered into a note payable with the Factor on March 23, 2007 in the amount of $691,623, which was payable in monthly installments of $17,303 with a balloon payment due in April 2012. At December 31, 2009 there was no outstanding balance and the outstanding balance at December 31, 2008 was $414,900.

Imperia Bros. granted the Lender and Factor a security interest in all of its assets to support the line of credit. During the year 2009, Imperia Bros. was in default of various loan and the factor agreements with the Lender and the Factor, because of material breaches of the terms and conditions of the agreements.  As a result of the defaults, the Related Parties exercised their rights to foreclose on the assets of Imperia Bros. on December 31, 2009.  Imperia Masonry did not assume any of the related party loans and related accrued interest.

Interest expense incurred on loans and notes payable totaled approximately $5,711,000 and $3,767,000 for the years ended December 31, 2009 and 2008, respectively.

9.	Advances From Affiliated Companies

Imperia Bros. had net advances from its affiliated companies for accrued rent and certain other transactions. No such amounts were outstanding at December 31, 2009 and approximately $5,487,000 was outstanding at December 31, 2008.

Interest on the amounts advanced was imputed at 8% on the average outstanding balances.  There was no accrued interest due at December 31, 2009 and approximately $1,090,000 of accrued interest was due as of December 31, 2008.  Imperia Masonry did not assume any of the advances from affiliated companies and related accrued interest.

Interest expense on amounts advanced totaled approximately $475,000 and $403,000 for the years ended December 31, 2009 and 2008, respectively.

10.	Obligations Under Capital Lease

The Company has entered into various equipment capital lease agreements.  The terms of the leases vary with each vendor, but have terms ranging from three to five years, with interest rates ranging from 5.0% to 22.7%.

The amount in property and equipment under capital leases is $580,739 and $876,687 as of December 31, 2009, and 2008, respectively, and the related accumulated amortization is $234,265 and $169,329 as of December 31, 2009 and 2008, respectively.

Future minimum lease payments under the capital lease obligations are as follows:

Years Ended
December 31,	Amount

2010	$181,776
2011	144,320
2012	130,203
2013	75,207
531,506
Less amounts representing interest	89,247

$442,259

Interest expense incurred related to the obligations under the capital leases totaled approximately $75,000 and $67,000 for the years ended December 31, 2009 and 2008, respectively.

11.	Income Taxes

The Predecessor Companies had no provision for income taxes for the years ended December 31, 2009 and 2008, and had no deferred tax assets or liabilities as of December 31, 2008, since their taxable income or losses flowed through to the shareholder or member’s personal tax return.

Imperia Masonry Supply Corp. had no deferred tax assets and liabilities as of December 31, 2009, since there were no temporary differences between the financial reporting and tax basis of assets and liabilities.

12.	Commitments and Contingencies

Lease Commitments

The Company leases yard space in Pelham Manor, New York on a month-to-month basis.  Imperia Bros. incurred rent expense to Imperia Family Realty, LLC (“Realty’), an affiliated company owned by its President, which was approximately $1,260,000 for each of the years ended December 31, 2009 and 2008.

Litigation

Realty and the President are involved in litigation with a plaintiff who is also a partner in Realty. Imperia Bros. was in default under the terms of its lease with Realty.  Realty was in default with a related party, the Factor. The management of Imperia Masonry believes that the outcome of this litigation will have no or an insignificant impact on the Company.

14

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

Employment Agreement

The President entered into an “at-will” employment agreement with Imperia Masonry commencing December 31, 2009.  The agreement provides for an annual base salary of $225,000 that is subject to decrease if gross sales for any 12-month period decrease by 20% or more compared to the prior twelve-month period.  The President is entitled to a bonus based on a percentage of excess sales of a specified amount, and certain benefits and expense reimbursements, as defined in the agreement.
The President was granted non-qualified stock options as part of the employment agreement.  The options vest over a five-year period (20%, 40%, 60%, 80%, and 100% over the first, second, third, fourth, and fifth anniversary) from December 31, 2009 at $26,800 per share.  The options become fully exercisable if there is a change in control of the Company.
The agreement with the President has a non-competition and non-solicitation clause for three months and twelve month periods, respectively, after the President is no longer an employee of Imperia Masonry.

13.	Employee Benefits

Imperia Bros. participated in two retirement plans as follows:

Profit Sharing Plan

Imperia Bros. sponsored a profit sharing plan (the “Plan”) pursuant to Section 401(k) of the Internal Revenue Code, whereby participants (eligible non-union employees) could contribute up to 12% of their compensation, but not in excess of the maximum allowed under the Code.  Imperia Bros.’ matching contribution was discretionary and there was no contribution for the years ended December 31, 2009 and 2008.

On December 31, 2009, the plan sponsor was converted to Imperia Masonry.  Benefits provided under the Plan after the conversion date remain substantially unchanged.

Union

In connection with collective bargaining agreements with various unions, Westchester participated in a multi-employer defined benefit pension plan that covered its union employees.  For the years ended December 31, 2009 and 2008 the union welfare and pension costs were approximately $229,000 and $210,000, respectively.

15

IMPERIA MASONRY SUPPLY CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

14.	Concentrations of Credit Risk

Cash

The Company maintains cash balances with various banks, which may at times exceed the Federal Deposit Insurance Corporation limit.  The Company believes that the risk of loss is negligible.  There was no uninsured cash maintained in banks as of December 31, 2009.

Accounts Receivable

Ongoing credit evaluations of customers are performed.  An allowance for doubtful accounts is based on management’s estimate of the balance that will actually be collected after analyzing the credit worthiness of its customers and historical experience with them, as well as the prevailing business and economic environment.  Accounts are written-off when significantly past due after all efforts of collection have been exhausted.

The Company’s sales and accounts receivable are concentrated in the construction industry.  The Company’s customers are located primarily in the New York metropolitan area.
Imperia Bros. had one customer that accounted for approximately 11.1% of revenues for the year ended December 31, 2009 and two customers that accounted for approximately 23.0% of revenues for the year ended December 31, 2008.

Imperia Bros. had no concentration of its purchases with any vendors for the years ended December 31, 2009 and 2008.

15.	Liquidity

Imperia Bros. incurred losses and negative cash flows from operations for the years ended December 31, 2009 and 2008. Imperia Bros. has suffered from a lack of liquidity because of the age of its plant and equipment, which are costly to maintain.  These additional operating costs have been reflected in cost of sales in the accompanying consolidated statements of operations.  In 2010 and 2011, it is management’s intention to raise sufficient capital to upgrade the plant and equipment, allowing the Company to be more competitive within the industry.  In addition, the Company is currently implementing a plan to increase working capital.  The Company is in the process of negotiating with new asset based lenders.

Management is currently seeking to raise additional equity to support the Company’s growth. Although management is confident that it will succeed in raising additional working capital and equity, there are no assurances that they will be successful in their endeavors.  However,  management believes that the Company will have sufficient access to working capital to sustain operations through June 30, 2011.

16.	Subsequent Events

On January 28, 2010, the Company entered into a letter of intent to be acquired by Amincor, Inc. (“Amincor”, formerly known as Joning Corp.) (“Amincor”), a related party.  Amincor is to acquire all of the issued and outstanding stock of the Company, upon issuance of these financial statements.
The Company has evaluated subsequent events through September 15, 2010, the date which the financial statements were available to be issued.  The Company had no material additional subsequent events requiring disclosure.

16

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMINCOR, INC.

Date: October 19, 2010

	By:	/s/ John R. Rice, III
John R. Rice, III
President

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 19, 2010 (October 18, 2010)
Date of Report (Date of earliest event reported)

AMINCOR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49669	88-0376372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 24th FL, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (347) 821-3452

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 18, 2010, Registrant entered into a Stock Purchase Agreement (the “Agreement”) with Universal Apparel Holdings, Inc., a Delaware corporation (“UAH”), for the purchase by Registrant of 20,000 shares of Series A Convertible Preferred Stock of Epic Sports International, Inc., a Nevada corporation (“Epic”) which shares constitute all of Epic’s issued and outstanding Preferred Stock.  Such Preferred Stock represents 80% of the issued and outstanding shares (the “Shares”) of Epic common stock (on a fully diluted basis).  In consideration for the sale of the Shares, Registrant paid UAH $.10 per shares for a total of $200.

John R. Rice III and Joseph F. Ingrassia are officers and directors of Registrant, UAH and Epic.

As a result of the above transaction, Registrant owns 80% of the issued and outstanding shares of Epic and Epic is a subsidiary of Registrant.

The information in this Item 2.01 and 1.01 above is qualified in its entirety by the Stock Purchase Agreement, which is attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Epic Sports International, Inc.

Audited financial statements of Epic Sports International, Inc. for the fiscal years ended December 31, 2008 and December 31, 2009.

(b) Pro-Forma Financial Information.

Since it is impracticable to provide the required pro-forma financial statements for the transaction described in Item 2.01 at the time of this filing, Registrant hereby confirms that it intends to file the required financial statements no later than 71 calendar days after the date of this current report on Form 8-K.

(c) Not Applicable.

(d) Exhibits

10.1   Stock Purchase Agreement, dated October 18, 2010, by and between Registrant and Universal Apparel Holdings, Inc.

EPIC SPORTS INTERNATIONAL. INC. (F/K/A KLIP AMERICA, INC.) FINANCIAL STATEMENTS Years Ended December 31, 2009 and 2008 AND INDEPENDENT AUDITORS’ REPORT

EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)

CONTENTS

December 31, 2009 and 2008

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Stockholders’ Equity (Deficiency)	4

Statements of Cash Flows	5

Notes to Financial Statements	6-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Epic Sports International, Inc.
(F/K/A Klip America, Inc.)

We have audited the accompanying balance sheets of Epic Sports International, Inc. (F/K/A Klip America, Inc.) ( the “Company”) as of December 31, 2009 and 2008 and the related statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the year ended December 31, 2009, the period from September 19, 2008 through December 31, 2008 (Successor Company), and the period from January 1, 2008 through September 18, 2008 (Predecessor Company).  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Epic Sports International, Inc. (F/K/A Klip America, Inc.) at December 31, 2009 and 2008 and the results of their operations and cash flows for the year ended December 31, 2009, the period from September 19, 2008 through December 31, 2008 (Successor Company), and the period from January 1, 2008 through September 18, 2008 (Predecessor Company) in conformity with accounting principles generally accepted in the United States of America.

/s/ ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP

New York, New York
September 1, 2010

EPIC SPORTS INTERNATIONAL, INC. (F/K/A) KLIP AMERICA, INC.

BALANCE SHEETS

December 31, 2009 and 2008

	2009	2008
Assets

Current Assets:
Cash	$13,690	$8,851
Due from factor - related party	910,237	257,776
Accounts receivable	104,736	58,312
Inventory, net	318,420	815,444
Prepaid expenses and other current assets	11,281	31,689
Total current assets	1,358,364	1,172,072

Property and equipment - net of accumulated
depreciation of $8,905 and $3,809 in 2009 and 2008, respectively	16,522	4,161

Goodwill	192,000	192,000

Intangible assets, net	422,920	506,982

Other assets	7,087	6,587

Total assets	$1,996,893	$1,881,802

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
Accounts payable - trade	$170,899	$348,568
Loans payable - related party	-	1,492,787
Accrued interest - related party	-	611,086
Loans payable - bank- line of credit	77,204	88,679
Due to shareholder	142,455	131,903
Deferred revenue	335,893	124,526
Due to related party	9,987	-
Accrued expenses and other current liabilities	227,675	225,564
Total current liabilities	964,113	3,023,113

Non-current liabilities:
Loan payable - SBA	89,495	102,316
Total non-current liabilities	89,495	102,316

Commitments and Contingencies

Stockholders' equity (deficiency):
Convertible Preferred Stock, Series A $0.001 par value;
30,000 shares authorized, 20,000 issued and outstanding	20	20
Common stock, $0.01 par value; 100,000 shares authorized,
5,000 issued and outstanding	50	50
Additional paid-in capital	4,430,464	9,980
Accumulated deficit	(3,487,249)	(1,253,677)
Total stockholders' equity (deficiency)	943,285	(1,243,627)

Total liabilities and stockholders' equity (deficiency)	$1,996,893	$1,881,802

The accompanying notes are an integral part of these financial statements.

EPIC SPORTS INTERNATIONAL, INC. (F/K/A) KLIP AMERICA, INC.

STATEMENTS OF OPERATIONS

Years ended December 31, 2009 and 2008

			(Successor	(Predecessor
		(Predecessor	Company)	Company)
		and Successor	For the Period	For the Period
		Companies)	September 18, 2008	January 1, 2008
	Year Ended	Year Ended	to	to
	December 31, 2009	December 31, 2008	December 31, 2008	September 17, 2008

Net Sales	$3,803,853	$3,315,489	$578,432	$2,737,057

Cost of sales	2,654,319	2,524,915	810,829	1,714,086

Gross profit	1,149,534	790,574	(232,397)	1,022,971

Operating expenses:
Selling	1,308,777	891,428	284,646	606,782
General and administrative	1,107,343	1,066,736	288,627	778,109

Total operating expenses	2,416,120	1,958,164	573,273	1,384,891

Loss from operations	(1,266,586)	(1,167,590)	(805,670)	(361,920)

Other expenses:
Interest expense - related party	801,290	1,071,894	377,047	694,847
Factor fees - related party	165,695	278,335	70,960	207,375

Total other expenses	966,985	1,350,229	448,007	902,222

Net Loss	$(2,233,571)	$(2,517,819)	$(1,253,677)	$(1,264,142)

The accompanying notes are an integral part of these financial statements.

EPIC SPORTS INTERNATIONAL, INC. (F/K/A) KLIP AMERICA, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)

Years ended December 31, 2009 and 2008

			Convertible		Additional
	Common Stock		Preferred Stock, Series A		Paid-In	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balances - January 1, 2008 (Predecessor Company)	5,000	$50	-	$-	$-	$(1,876,607)	$(1,876,557)

Net Loss (Predecessor Company) - for the period
January 1, 2008 through September 18, 2008	-	-	-	-	-	(1,264,142)	(1,264,142)

Balances - September 18, 2008 (Predecessor Company)	5,000	50	-	-	-	(3,140,749)	(3,140,699)

Recapitalization of Company - due to acquisition						3,140,749	3,140,749

Issuance of Preferred Stock	-	-	20,000	20	9,980	-	10,000

Net Loss (Successor Company) -
September 19, 2008 through December 31, 2008	-	-	-	-	-	(1,253,677)	(1,253,677)

Balances - December 31, 2008 (Successor Company)	5,000	50	20,000	20	9,980	(1,253,677)	(1,243,627)

Conversion of related party loan and accrued interest	-	-	-	-	4,420,484	-	4,420,484

Net Loss - December 31, 2009	-	-	-	-	-	(2,233,572)	(2,233,572)

Balances - December 31, 2009	5,000	$50	20,000	$20	$4,430,464	$(3,487,249)	$943,285

The accompanying notes are an integral part of these financial statements.

EPIC SPORTS INTERNATIONAL, INC. (F/K/A) KLIP AMERICA, INC.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2009 and 2008

		(Predecessor	(Successor	(Predecessor
		and Successor	Company)	Company)
		Companies)	For the Period	For the Period
		Twelve Months	September 19, 2008	January 1, 2008
	Year Ended	Ended	to	to
	December 31, 2009	December 31, 2008	December 31, 2008	September 18, 2008
Cash flows from operating activities
Net loss	$(2,233,571)	$(2,517,819)	$(1,253,677)	$(1,264,142)
Adjustments to reconcile net loss to net
cash provided by (used in) operating activities:
Depreciation	4,857	1,769	502	1,267
Amortization of intangible assets	84,062	24,518	24,518	-
Reserve for inventory obsolescence	(225,000)	127,500	-	127,500
Changes in operating assets and liabilities:
Accounts receivable, net	(46,424)	96,161	346,920	(250,759)
Inventory, net	722,024	440	158,566	(158,126)
Prepaid expenses and other current assets	19,907	(28,189)	(28,189)	-
Accounts payable and accrued expenses	(175,558)	115,520	124,241	(8,721)
Accrued interest - related party	162,206	611,086	211,698	399,388
Deferred revenue	211,367	124,526	124,526	-
Net cash used in operating activities	(1,476,130)	(1,444,488)	(290,895)	(1,153,593)

Cash flows from investing activities:
Purchases of property and equipment	(17,218)	-	-	-
Net cash used in investing activities	(17,218)	-	-	-

Cash flows from financing activities:
Net proceeds received from purchase order financing	2,154,405	1,362,923	(176,950)	1,539,873
Net borrowings from related party - factor	(652,461)	196,137	454,914	(258,777)
Net borrowings from related party	9,987	-	-	-
Net borrowings from line-of-credit	(24,296)	(23,672)	(7,917)	(15,755)
Net borrowings from shareholder	10,552	(99,157)	3,109	(102,266)
Proceeds from the sale of convertible preferred stock	-	10,000	10,000	-
Net cash provided by financing activities	1,498,187	1,446,231	283,156	1,163,075

Net increase (decrease) in cash and cash equivalents	4,839	1,743	(7,739)	9,482

Cash, beginning of year (period)	8,851	7,108	16,590	7,108
Cash, end of year (period)	$13,690	$8,851	$8,851	$16,590

Supplemental cash flow information:
Interest paid	$804,779	$739,143	$236,309	$502,834

Supplemental schedule of non-cash investing and financing activities:
Net assets acquired	$-	$3,140,749	$3,140,749	$-
Related party loans payable and accrued interest
converted to equity	$4,420,484	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

EPIC SPORTS INTERNATIONAL, INC. F/K/A KLIP AMERICA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

1.	Organization and Nature of Business

Klip America, Inc. (“Klip”) was incorporated on August 12, 2002, in the state of Nevada, pursuant to an agreement dated September 18, 2008 with Capstone Capital Group I, LLC. (“Capstone”). Klip issued 20,000 shares of Convertible Series A Preferred Stock to Universal Apparel Holdings, Inc. (“UAH”), which is related to Capstone, giving UAH 80% ownership in the Company.

The Company is an importer and wholesale distributor of high-end performance and lifestyle apparel, tennis racquets, tennis bags and sporting goods accessories.  In January 2009, the Company became the worldwide licensee for Volkl and Boris Becker Tennis.

In April 2010 the Company changed its name to Epic Sports International, Inc.

2.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid short-term instruments purchased with initial maturity dates of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2009 and 2008.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.  Significant estimates include, but are not limited to, the valuation allowance for deferred income taxes, the amount of impairment of long–lived assets, inventory obsolescence and the allowance for chargebacks.

Due from Factor – Related Party

The Company factors its accounts receivable with a related party (“factor”).  Amounts due from the factor represent receivables carried at the amount billed to customers, net of an allowance for chargebacks and factor commissions due.

Inventory

Inventory consists of finished goods, and is valued at the lower of cost or market using the first-in, first-out method. Market is determined based on net realizable value with appropriate consideration given to obsolescence, excessive levels and other market factors. An inventory reserve is recorded if the carrying amount of the inventory exceeds its estimated market value.

EPIC SPORTS INTERNATIONAL, INC. F/K/A KLIP AMERICA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

Property and Equipment

Property and equipment is stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to five years.

Improvements to leased premises are amortized over the lesser of their estimated useful lives or the remaining lease terms.  Expenditures for repairs and maintenance are charged to expense as incurred.  When equipment is retired or otherwise disposed of the cost and related accumulated depreciation is removed from the accounts and the resulting gain or loss is recognized in operations.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable.  When such events occur, the estimated future undiscounted cash flows associated with the asset are compared to the asset’s carrying amount to determine if a write-down to fair value is required.  The Company measures impairment by comparing the carrying value of each group of assets that generates cash flows with the estimated present value of the corresponding cash flows. If the expected present value of the future cash flows is less than the carrying amount of the asset group, the Company recognizes an impairment loss.  Management has reviewed the Company’s long-lived assets and believes that there has been no impairment.

Revenue Recognition

Revenue is recognized upon the shipment of products. Allowances, credits and other adjustments are recorded in the period the related sales occur.

Income Taxes

The Company recognizes income taxes under the liability method.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and loss carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the tax effects of those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

GAAP requires that, in applying the liability method, the financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur. Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination.  These requirements became effective for annual financial statements beginning after December 15, 2008 and the Company adopted them as of January 1, 2009.

EPIC SPORTS INTERNATIONAL, INC. F/K/A KLIP AMERICA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

As of December 31, 2009, the Company has determined that it has no uncertain tax positions that require either recognition or disclosure in the financial statements.

The Company’s income tax returns for the years ended 2006 through 2009 are subject to examination by federal, state and local tax authorities.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value as required by ASC 825:

Cash: The carrying amount is the fair value.

Accounts Receivable and Accounts Payable: The carrying amount approximates fair value because of the short-term duration of those instruments.

Revolving Line of Credit and Long-Term Debt:  The carrying amount approximates fair value based on current market conditions and interest rates available to the Company for similar financial instruments.

Goodwill and Intangible Assets

Goodwill, which represents the cost of acquiring a business that is in excess of the net of the fair values ascribed to the identifiable assets and liabilities, is not amortized.

Intangible assets with finite useful lives are amortized on a straight-line basis over the periods they are expected to provide benefits.

Goodwill and indefinite-lived intangibles are tested for impairment annually and whenever events or circumstances change, such as a significant adverse change in the economic climate that would make it more likely than not that impairment may have occurred.  If the carrying value of goodwill or an indefinite-lived intangible assets exceeds its fair value, an impairment loss is recognized.

Advertising Costs

The Company’s advertising costs are expensed as incurred. For the year ended December 31, 2009, the period from September 19, 2008 to December 31, 2008, and the period from January 1, 2008 to September 18, 2008 advertising expense amounted to $70,137, $22,265 and $51,048, respectively, and is included in selling expense.

Shipping and Handling Costs

Shipping and handling costs are recorded within cost of sales in the statements of operations

EPIC SPORTS INTERNATIONAL, INC. F/K/A KLIP AMERICA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

Related Parties

For the purpose of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control another party or exercise significant influence over the other party in making financial and operating decisions or where the Company and the party are subject to common control or common significant influence.  Related parties may be individuals or other entities.

3.	Business Combinations

On September 18, 2008, through the issuance of 20,000 shares of Convertible Series A Preferred stock with voting rights, 80% of the Company was acquired by UAH (a party related to Capstone).  The transaction was accounted for as a business combination in accordance with GAAP

The following table summarizes the approximate amounts of the assets acquired and liabilities assumed at the acquisition date.

Recognized amounts of identifiable assets
acquired and liabilities assumed:
Cash	$17,000
Due from factor - related party	713,000
Inventory, net	974,000
Prepaid and other current assets	409,000
Property and equipment - net	5,000
Other Assets	6,700
Intangible assets	553,000
Goodwill	192,000
Accounts payable - trade	(306,000)
Loans payable and accrued interest - related party	(1,345,000)
Accrued expenses and other current liabilities	(366,000)
Non - current liabilities	(106,000)

Net assets acquired	$746,700

4.	Due From Factor – Related Party

In February 2007 the Company entered into a factoring agreement with a related party (“factor”).  Under the terms of the agreement the factor has agreed to purchase the eligible receivables at the calculated borrowing base (80% of the aggregate value of all eligible receivables) for the then immediately preceding calculation period.

A 2% commission is charged on all receivables purchased by the factor.  Annual minimum commissions under the agreement are $100,000 during year and $131,200 in all subsequent years.  The agreement remains in effect until either party terminates the agreement upon giving no less than thirty day’s written notice.

EPIC SPORTS INTERNATIONAL, INC. F/K/A KLIP AMERICA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

The factor has been granted a security interest in substantially all of the Company’s assets.

For the year ended December 31, 2009, the period from September 19, 2008 to December 31, 2008, and the period from January 1, 2008 to September 18, 2008 interest and commissions amounted to $165,695, $70,960 and $207,375, respectively.

5.	Inventory

Inventory at December 31, 2009 and 2008 consists of the following:

	2009	2008

Finished goods	$318,420	$1,040,444
Less: inventory reserve	-	(225,000)

	$318,420	$815,444

The inventory is pledged as collateral under the terms of the factoring agreement and a revolving loan agreement.

6.	Related Party Transaction

The Company is related to Whaling Distributors, Inc. (“Whaling”) through common ownership.  In December 2009, the Company relocated its operations to Fall River, Massachusetts and currently shares its office space with Whaling.  Whaling provides operational support to the Company for a management fee.  During the year ended December 31, 2009, the Company was charged a management fee of $9,987 which is unpaid and is included in the due to related party amount on the balance sheets.

7.	Property and Equipment

Property and equipment as of December 31, 2009 and 2008, consists of the following:

	2009	2008

Furniture and fixtures	$1,876	$-
Computer equipment and software	23,551	8,209
	25,427	8,209
Accumulated depreciation	(8,905)	(4,048)

	$16,522	$4,161

EPIC SPORTS INTERNATIONAL, INC. F/K/A KLIP AMERICA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

For the year ended December 31, 2009, the period from September 19, 2008 to December 31, 2008, and the period from January 1, 2008 to September 18, 2008 depreciation expense amounted to $4,857, $502 and $1,267, respectively.

8.	Goodwill and Intangible Assets

Intangible assets were acquired in connection with the acquisition of the Company on September 18, 2008.  The carrying values of the major classes of intangible assets are summarized below:

	2009	2008
Intangible assets subject to amortization:
License agreements	$177,100	$177,100
R&D service contracts	354,400	354,400
	531,500	531,500
less: accumulated amortization	(108,580)	(24,518)

Intangible assets subject to amortization, net	$422,920	$506,982

Intangible assets not subject to amortization:
Goodwill	$192,000	$192,000

Accounting rules require that intangible assets be tested for impairment at least annually.  Accordingly, an impairment analysis was performed as of December 31, 2009 and 2008 using a discounted cash flow analysis.  A discounted cash flow analysis requires that certain assumptions and estimates be made regarding industry economic factors and future profitability and cash flows. As a result of the 2009 and 2008 impairment analysis, it was determined that goodwill was not impaired.

EPIC SPORTS INTERNATIONAL, INC. F/K/A KLIP AMERICA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

The useful lives of the license agreements and service contracts are estimated to be between 5.3 and 10.3 years.  Amortization expense amounted to $84,062 and $24,518, during the years ended December 31, 2009 and 2008, respectively.  For the period from January 1, 2008 through September 18, 2008, the predecessor company did not have any intangible assets to amortize.

Future amortization expense for intangible assets subject to amortization is as follows:

Years Ending
December 31,

2010	$84,062
2011	84,062
2012	84,062
2013	84,062
2014	84,062
Thereafter	2,610

$422,920

9.	Loan Payable – Related Party

On September 30, 2008, the Company entered in to an amended purchase order financing agreement with a related party (“lender”) which matures on September 30, 2013.  Under the agreement, the Company is allowed to take advances in an amount equal to the lesser of (a) $1,165,976 or (b) the borrowing base for the then immediately preceding calendar month.

Payment on advances are due on the earlier of sixty days from the date of an advance or the day on which any of the goods paid for by an advance are shipped to a customer.  The advances bear interest at a rate of 16% per annum (over a 360 day period) and do not begin to accrue any interest until the 31st day following the date on which such advance was made.  If the Company is in default of the agreement, the advances bear interest at a rate of 24% per annum (over a 360 day period).  The Purchase Money Advances are secured by a promissory note from the Company covering the entire amount.

Additionally, under the terms of the agreement the lender may issue Letters of Credit in favor of the Company’s suppliers in order to enable the Company to acquire merchandise.  The Letters of Credit bear interest at annual rates of 1.50% for the first 30 days that the Letter of Credit is outstanding and 0.75% for every 14 days thereafter that such Letter of Credit remains outstanding.

For the year ended December 31, 2009, the period from September 19, 2008 to December 31, 2008, and the period from January 1, 2008 to September 18, 2008 interest amounted to approximately $801,290, $377,047 and $694,487, respectively.

On December 31, 2009 the Company converted all of its related party debt incurred under the purchase order financing agreements as discussed above.  The debt in the amount of $4,420,484 (which includes accrued interest in the amount of $773,292) was converted to equity. At December 31, 2008, the Company had related party debt incurred under the purchase order finance agreements in the amount of $2,103,783 (which includes accrued interest in the amount of $611,086).

EPIC SPORTS INTERNATIONAL, INC. F/K/A KLIP AMERICA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

10.	Income Taxes

As of December 31, 2009 and 2008, net deferred tax assets were approximately $1,038,000 and $635,000, respectively resulting primarily from the future tax benefit of net operating loss carryforwards.  Under the liability method, as of December 31, 2009 and 2008, the Company has provided a 100% valuation allowance against its net deferred tax assets.

The Company evaluates deferred income taxes annually to determine if the valuation allowance should be adjusted.  The Company assesses whether a valuation allowance should be established against the deferred tax assets based on consideration of all available evidence, both positive and negative, using a more likely than not realization standard.  This assessment considers, among other matters, the nature, frequency of recent income and losses, forecasts of future profitability, and the duration of the statutory carryforward period.  In making such judgments, significant weight is given to evidence that can be objectively verified.

A valuation allowance has been established for deferred tax assets based on the Company’s evaluation, as described above, about the likelihood of realizing future tax benefits. The Company’s ability to realize deferred tax assets depends on the Company’s ability to generate sufficient taxable income within the carryforward periods provided for in the tax law for each applicable tax jurisdiction

The tax effects of temporary differences that give rise to the deferred tax assets and liabilities as of December 31, 2009 and 2008 are presented below:

	2009	2008
Deferred tax assets:
Net operating loss carryforwards	$1,003,000	$287,000
Accounts receivable allowance	35,000	14,000
Inventory reserve	-	90,000
Accrued interest - related party	-	244,000
	1,038,000	635,000
Less deferred tax valuation allowance	1,038,000	635,000

Net deferred income tax asset	$-	$-

The Company has not provided for income taxes because it has had no current taxable income and, no temporary differences that are expected to have any future income tax effects.

EPIC SPORTS INTERNATIONAL, INC. F/K/A KLIP AMERICA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

The Company’s effective rate differs from the statutory federal income tax rate of 34%, primarily due to the effect of state and local income taxes and the impact of recording a valuation allowance to offset the potential future tax benefit resulting from net operating loss carry forwards for all years presented.  The following is a reconciliation of the U.S. federal statutory income tax rate to the Company’s effective income tax rate for the years ended December 31, 2009 and 2008:

	2009	2008

Federal statutory rate	(34.00)%	(34.00)%
State and local income taxes, net of
federal tax benefit	(6.00)%	(6.00)%
Net operating loss carryforwards	40.00%	40.00%
Change to valuation allowance	0.00%	0.00%

Effective tax rate	(0.00)%	0.00%

As of December 31, 2009, the Company’s federal net operating losses were approximately $2,506,000.  The federal net operating losses expire from the year ended 2025 through 2029.  These net operating loss carryforwards may be limited in accordance with Section 382 of the Internal Revenue Code of 1986, as amended, based on certain changes in ownership that have occurred, or could occur in the future.

11.	Commitments and Contingencies

Lease Commitments

On January 19, 2007 the Company entered in to a non-cancelable three year lease, commencing February 15, 2007, for office space in San Francisco.  Minimum rental payments consist of (base rent) of $874, $1,748, and $1,817, during year one, year two, and year three, respectively.  On June 1, 2009, the lease was renewed for an additional two-year period.  The base rent under the renewal amounted to $2,180 and $2,247 for the first year and second year, respectively, of the renewal period.  In addition to the minimum base rent, the Company is required to pay a proportional share of the total operating expenses incurred, including but not limited to real estate taxes, utilities, and maintenance fees.

On January 1, 2009, the Company entered in to a five-year non-cancelable office lease in Germany. Monthly rental payments under the lease amount to 1,551 Euros.  The lease has annual escalations equal to the German consumer price index.

EPIC SPORTS INTERNATIONAL, INC. F/K/A KLIP AMERICA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

As of December 31, 2009, future minimum lease payments required under non-cancelable operating leases were approximately as follows:

Years Ending
December 31,	US $

2010	$52,900
2011	53,300
2012	28,600
2013	26,400

$161,200

For the year ended December 31, 2009, the period from September 19, 2008 to December 31, 2008, and the period from January 1, 2008 to September 18, 2008 rent expense amounted to $76,617, $56,672 and $27,385, respectively.

Licensing Agreements

On October 1, 2008, the Company entered in to a five-year licensing agreement with Marker Volkl (International) GmbH with the option to renew for two additional 5-year periods.  Under the agreement, the Company has the right to sell merchandise under the licensed name worldwide without any restrictions.  In exchange for the right to sell the licensed merchandise, the Company is to pay royalty fees in the amount of 2.5%, 5.0% and 7.0% of net sales during years one, two and three, and thereafter, respectively.

Minimum royalty payments under the agreement are as follows:

	Amount (in Euros)	Exchange Rate (12/31/09)	Amount (Dollars)

Year 1	€60,700	1.4333	$87,000
Year 2	120,000	1.4333	172,000
Year 3	200,000	1.4333	286,700
Year 4	256,000	1.4333	366,900
Year 5 and thereafter	303,000	1.4333	434,300

	€939,700		$1,346,900

On January 1, 2009, the Company entered in to a three-year licensing agreement with Boris Becker & Co.  Under the agreement, the Company has the right to sell tennis rackets, tennis bags and tennis accessories worldwide, except for China, under the licensed name.  In exchange for the right to sell the licensed merchandise, the Company is to pay royalty fees in the amount of 5.0% of net sales during the term of the agreement.

EPIC SPORTS INTERNATIONAL, INC. F/K/A KLIP AMERICA, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008

During the year ended December 31, 2009 royalty expense under both agreements amounted to $111,759.

12.	Concentrations of Credit Risk

Cash

The Company places its cash balances with well capitalized and stable financial institutions.  At December 31, 2009 and 2008, the Company’s cash balances did not exceed the FDIC insurance limit.

Major customers

One customer accounted for approximately $1,300,000 or 34% of gross sales for the year ended December 31, 2009.  For the year ended December 31, 2008 one customer accounted for approximately $753,000 or 23% of gross sales.

Major Vendors

During the years ended December 31, 2009 and 2008 the Company purchased a substantial     portion of its product from one vendor.  For the year ended December 31, 2009 purchases from this vendor totaled approximately $965,000 or 52% of total purchases.  For the year ended December 31, 2008 purchases from this vendor totaled approximately $1,100,000 or 53% of total purchases.

13.	Liquidity

Epic has incurred losses and negative cash flows from operations for the years ended December 31, 2009 and 2008.  Epic has taken steps to improve its liquidity by consolidating its operations with those of a related party and by seeking additional ways of increasing its operational efficiency. Epic will continue to use its existing financing arrangement until a new source is established.

Management is currently concluding negotiations for a financing agreement with a financial institution. This new financing will provide management additional working capital and funds for other purposes; however, there are no assurances that any such new financing will be sufficient for long-term future needs.  Regardless, management believes they have sufficient access to working capital to sustain operations through June 30, 2011.

14.	Subsequent Events

On January 28, 2010, the Company entered into a Letter of Intent to be acquired by Amincor, Inc. (formerly known as Joning Corp.), a related party. Amincor is to acquire all of the issued and outstanding stock of the Company upon the issuance of these financial statements.

The Company has evaluated its subsequent events through September 1, 2010, the date that the accompanying financial statements were available to be issued.  The Company had no additional subsequent events requiring disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMINCOR, INC.

Date: October 19, 2010

	By:	/s/ John R. Rice, III
John R. Rice, III
President

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 19, 2010 (October 18, 2010)
Date of Report (Date of earliest event reported)

AMINCOR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49669	88-0376372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 24th FL, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (347) 821-3452

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 18, 2010, Registrant entered into a Stock Purchase Agreement (the “Agreement”) with Hammond Investments, Ltd. an exempted company incorporated with limited liability in the Cayman Islands (“Hammond”), and Capstone Special Purpose Fund, LP, a Delaware limited partnership (“CSPF”) for the purchase by Registrant of all of the issued and outstanding shares of Baker’s Pride, Inc., a Delaware corporation (“BPI”). Prior to the closing of the stock purchase, Hammond and CSPF (collectively, the “Shareholders”) were the owners of all of the issued and outstanding shares of common stock, par value $0.001 (the “Shares”) of BPI.  In consideration for the Shares, Registrant paid to the Shareholders $1.00 per Share, or $100 in the aggregate, which was the same per share consideration paid for by Hammond and CSPF for their original purchase of the BPI Shares.

John R. Rice III and Joseph F. Ingrassia are officers and directors of Registrant and BPI.  Mr. Rice and Mr. Ingrassia are also officers of Capstone Capital Management, Inc., the general partner of CSPF and are directors of Hammond.

As a result of the above transaction, Registrant owns all of the issued and outstanding shares of BPI and BPI is a wholly-owned subsidiary of Registrant.

The information in this Item 2.01 and 1.01 above is qualified in its entirety by the Stock Purchase Agreement, which is attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Baker’s Pride Inc., and its wholly owned subsidiaries

Audited financial statements of Baker’s Pride Inc., and its wholly owned subsidiaries, The Jefferson Street Bakery and the Mt. Pleasant Street Bakery, for the Period from August 28, 2008 (Inception) to December 31, 2008 and the fiscal year December 31, 2009.

(b) Pro-Forma Financial Information.

Since it is impracticable to provide the required pro-forma financial statements for the transaction described in Item 2.01 at the time of this filing, Registrant hereby confirms that it intends to file the required financial statements no later than 71 calendar days after the date of this current report on Form 8-K.

(c) Not Applicable.

(d) Exhibits

10.1 Stock Purchase Agreement, dated October 18, 2010, by and among Registrant, Hammond Investments, Ltd., and Capstone Special Purpose Fund, LP.

BAKER’S PRIDE INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

WITH
REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

BAKER’S PRIDE INC. AND SUBSIDIARIES

CONTENTS

December 31, 2009 and the Period from August 28, 2008 (Inception) to December 31, 2008

Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statement of Changes in Stockholders’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-16

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of Baker’s Pride Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Baker’s Pride Inc. and Subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Baker’s Pride Inc. and Subsidiaries as of December 31, 2009 and 2008, and the results of their consolidated operations and their cash flows for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP
New York, New York
October 8, 2010

1

BAKER’S PRIDE INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2009 and 2008

	2009	2008
Assets

Current assets:
Cash	$2,463	$1,545
Due from factor – related party	1,280,980	894,439
Due from related party	1,399,946	-
Inventories	265,093	267,793
Prepaid expenses and other current assets	382,005	46,249

Total current assets	3,330,487	1,210,026

Property and equipment, net	36,812	11,307

Other assets:
Goodwill	7,770,900	7,770,900
Intangible assets, net	6,724,746	7,489,646

Total other assets	14,495,646	15,260,546

Total assets	$17,862,945	$16,481,879

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$1,046,377	$731,756
Assumed liabilities – current portion	41,038	264,621
Lease payable – related party	2,644,473	455,938
Loan payable – related party	-	74,272

Total current liabilities	3,731,888	1,526,587

Long-term liabilities:
Assumed liabilities – net of current portion	2,761	43,799

Total liabilities	3,734,649	1,570,386

Commitments

Stockholders’ equity:
Common stock – authorized 10,000 shares $.001 par value;
100 shares issued and outstanding	-	-
Additional paid-in capital	15,265,804	15,265,804
Accumulated deficit	(1,137,508)	(354,311)

Total stockholders’ equity	14,128,296	14,911,493

Total liabilities and stockholders’ equity	$17,862,945	$16,481,879

The accompanying notes are an integral part of these consolidated financial statements.

2

BAKER’S PRIDE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

		Period from
		August 28, 2008
		(Inception) to
	December 31,	December 31,
	2009	2008

Revenues	$13,345,574	$2,888,904

Cost of revenues	9,154,517	2,189,976

Gross profit	4,191,057	698,928

General and administrative expenses	4,319,410	979,336

Loss from operations	(128,353)	(280,408)

Other income (expense):
Interest expense	(731,944)	(75,976)
Rental income	77,100	2,073

Total other expense	(654,844)	(73,903)

Net loss	$(783,197)	$(354,311)

The accompanying notes are an integral part of these consolidated financial statements.

3

BAKER’S PRIDE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2009 and the Period from August 28, 2008 (Inception) to December 31, 2008

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, August 28, 2008 (inception)	100	$-	$-	$-	$-

Net assets contributed to the Company
in exchange for equity	-	-	15,265,804	-	15,265,804

Net loss	-	-	-	(354,311)	(354,311)

Balance, December 31, 2008	100	-	15,265,804	(354,311)	14,911,493

Net loss	-	-	-	(783,197)	(783,197)

Balance, December 31, 2009	100	$-	$15,265,804	$(1,137,508)	$14,128,296

The accompanying notes are an integral part of these consolidated financial statements.

4

BAKER’S PRIDE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

		Period from
		August 28, 2008
		(Inception) to
		December 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(783,197)	$(354,311)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Depreciation of property and equipment	669	-
Amortization of intangible assets	764,900	159,354
Changes in assets and liabilities:
Due from factor – related party	(386,541)	(894,439)
Due from related party	(1,399,946)	-
Inventories	2,700	(7,223)
Prepaid expenses and other current assets	(335,756)	(46,249)
Accounts payable and accrued expenses	314,621	731,756
Lease payable – related party	2,188,535	455,938

Net cash provided by operating activities	365,985	44,826

Cash flows from investing activities:
Purchases of property and equipment	(26,174)	(11,307)

Net cash used in investing activities	(26,174)	(11,307)

Cash flows from financing activities:
Payments of assumed liabilities	(264,621)	(106,246)
(Repayments) proceeds of line of credit	(74,272)	74,272

Net cash used in financing activities	(338,893)	(31,974)

Net increase in cash	918	1,545

Cash, beginning of year (period)	1,545	-

Cash, end of year (period)	$2,463	$1,545

Supplemental cash flow information:
Cash paid during the year (period) for interest	$731,944	$75,976

Non-cash investing and financing activities:
Net assets contributed to the Company in exchange for equity	$-	$15,265,804

The accompanying notes are an integral part of these consolidated financial statements.

5

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

1.	Organization

Baker’s Pride Inc. (“Baker’s Pride”) and its wholly-owned subsidiaries, The Jefferson Street Bakery, Inc. (“Jefferson Street”) and the Mt. Pleasant Street Bakery, Inc. (“Mt. Pleasant Street”) (collectively, the “Company”) manufacture bakery food products, mainly several varieties of sliced and packaged store-brand bread for a national supermarket and its food service channels throughout the Midwest region.  The Company was incorporated in the state of Delaware on August 28, 2008.  The Company operates its facilities in Burlington, Iowa.

On October 15, 2008, the Company assumed the operations of The Baking Company of Burlington, LLC (“TBC”) as a result of a memorandum of understanding entered into as a settlement of a petition of a foreclosure of TBC by a party related to the present stockholders.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Baker’s Pride Inc. and its two wholly owned subsidiaries, Jefferson Street and Mt. Pleasant Street.  All significant intercompany transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2009 and 2008.

Inventory

Inventories are stated at the lower of cost (first-in, first-out) or market.  Inventories consist of purchased ingredients from third-party suppliers. Market is determined based on the net realizable value with appropriate consideration given to obsolescence, excessive levels and other market factors.  An inventory reserve is recorded if the carrying amount of the inventory exceeds its estimated market value.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist primarily of prepaid operating expenses and deposits for equipment purchases.  Prepaid operating expenses are expensed in the period in which services are received.

6

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

Property and Equipment

Property and equipment are stated at cost and the related depreciation is computed on a straight-line basis over the lives of the respective assets.  The estimated useful life of equipment ranges from five to seven years.

Expenditures for repairs and maintenance are charged to operations as incurred.  Renewals and betterments are capitalized.  Upon the sale or retirement of an asset, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized in the results of operations.

Construction in progress is not depreciated.  Depreciation of the property begins when it is placed in service.

Leases

The Company leases facilities and equipment under operating lease agreements with a related party.  The lease terms are for ten years with no rent incentives or escalations.

Goodwill and Intangible Assets

Intangible assets with finite lives are recorded at cost less accumulated amortization.  Finite-lived intangible assets consist of a customer relationship, which is being amortized on a straight-line basis over an expected useful live of ten years.

Goodwill has an indefinite useful life which is not amortized but is subject to an annual test for impairment and more frequently in certain circumstances.

Impairment of Long-Lived Assets

The Company evaluates the fair value of its long-lived assets on an annual basis or whenever events or changes in circumstances indicate that its carrying amounts may not be recoverable.  Accordingly, any impairment of the value is recognized when the carrying amount of a long-lived asset exceeds its fair value.  No impairment charges have been recognized.

Revenue Recognition

The Company recognizes revenue from product sales when goods are delivered to the Company’s shipping dock, and are made available for pick-up by the customer, at which point title and risk of loss pass to the customer.  Provisions for certain discounts to customers are accounted for as reductions in revenues in the same period the related sales are recorded.

7

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

Income Taxes

The Company accounts for income taxes in accordance with using the liability method, which provides for an asset and liability approach to accounting for income taxes.  Under this method, deferred tax assets and liabilities are recorded for tax effects of temporary differences between the financial reporting and tax basis of assets and liabilities, and measured using the current tax rates and laws that are expected to be in effect when the underlying assets or liabilities are anticipated to be recovered or settled.  The Company records a valuation allowance based on whether its deferred tax assets will, more likely than not, result in any future tax benefits.

The Company and its subsidiaries are subject to income taxes in the federal and state jurisdictions in which the Company operates.

Generally accepted accounting principles (“GAAP”) require that, in applying the liability method the financial statements’ effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur.  Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination.  These requirements became effective for annual financial statements beginning after December 15, 2008 and the Company adopted them as of January 1, 2009.

As of December 31, 2009, the Company has determined that it has no uncertain tax positions that require either recognition or disclosure in the consolidated financial statements.

The Company’s income tax returns for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008, respectively, are subject to examination by federal and state income tax authorities.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value as required under GAAP:

Cash: The carrying amount approximates fair value because of the liquidity of those instruments.

Due from factor, due from related party, and accounts payable: The carrying amount approximates fair value because of the short-term duration of those instruments.

Loans payable: The carrying amount approximates fair value based on current market conditions and interest rates available to the Company for similar financial instruments.

8

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include, but are not limited to, the valuation of goodwill and intangible assets, useful lives of tangible and intangible assets, and depreciation. Actual results could differ from these estimates and assumptions.

Costs of Revenue

The cost of revenue primarily consists of the cost of ingredients, packaging, overhead, and labor.  The overhead costs typically include depreciation, utility, sanitation, equipment lease expense, and property taxes.  Labor expenses include the salaries and related expenses of production, sanitation and maintenance teams and direct supervision employees.

General and Administrative Expenses

General and administrative expenses primarily include management’s payroll and related benefits, insurance, professional fees, office expenses, and travel.

Related Parties

The Company’s related parties include affiliates, stockholders, management, and other parties that can significantly influence management, operating policies or transactions in which the Company participates.

3.	Acquisition

In February and July 2007, certain parties related to the Company (“Related Parties”) entered into a discount factoring and purchase order financing agreements with TBC whereby TBC granted these Related Parties a security interest in substantially all of TBC’s assets.  In 2008, TBC defaulted on its loan agreement by failing to repay its indebtedness to these Related Parties.  The Related Parties exercised their rights as secured lenders and filed a petition for foreclosure.  In September 2008, TBC and the Related Parties executed a memorandum of understanding assigning all of the assets to the Related Parties.  On October 15, 2008, the Related Parties assigned certain of these assets to the Company.  The Company also assumed certain of TBC’s liabilities.

The acquisition was accounted for as a business purchase in accordance with GAAP and recorded at the estimated fair market value of the assets acquired and the liabilities assumed as of October 15, 2008, as follows:

Inventory	$260,569
Goodwill	7,770,900
Intangible asset	7,649,000
Assumed liabilities	(414,665)

$15,265,804

Assumed Liabilities

The Company assumed certain liabilities of TBC, as part of the memorandum of understanding, upon assuming operations.  The liabilities assumed were for the payment of certain delinquent accounts payable and other specified liabilities. The repayments are non-interest bearing and have terms ranging in duration from 1 to 24 months.  The balance of assumed liabilities is $43,799 and $308,420 as of December 31, 2009 and 2008, respectively.

As of December 31, 2009, the required and expected future payments for the assumed liabilities are as follows:

Years Ending December 31,

2010	$41,038
2011	2,761

$43,799

9

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

4.	Property and Equipment

Property and equipment at December 31, 2009 and 2008 consists of the following:

	2009	2008

Office equipment	$4,680	$1,316
Construction in progress	32,801	9,991
	37,481	11,307
Less accumulated depreciation	669	-

	$36,812	$11,307

Depreciation expense was $669 and $-0- for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008, respectively.

Construction in Progress

Construction in progress represents the cost of construction of a new locker not completed as of December 31, 2009 and 2008.  The cost includes design and construction expenditures incurred and other direct costs attributable to the construction.

5.	Goodwill and Intangible Assets

The carrying amount of goodwill was $7,770,900 as of December 31, 2009 and 2008.  There have been no changes in the carrying amount of goodwill during the year ended December 31, 2009 or during the period from August 28, 2008 (inception) to December 31, 2008.

Other intangible assets consist of the following as of December 31:

	2009		2008
		Accumulated		Accumulated
	Cost	Amortization	Cost	Amortization

Customer relationship	$7,649,000	$924,254	$7,649,000	$159,354

Accounting rules require that the intangible assets be tested for impairment at least annually. Accordingly, an impairment analysis was performed as of December 31, 2009 and 2008 using a discounted cash flow analysis. A discounted cash flow analysis requires that certain assumptions and estimates be made regarding industry economic factors and future profitability and cash flows. As a result of the 2009 and 2008 impairment analysis, it was determined that goodwill was not impaired.

10

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

Amortization expense for intangible assets was $764,900 and $159,354 for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008, respectively.

Future amortization expense for the finite-lived intangible assets is as follows:

Years Ending December 31,

2010	$764,900
2011	764,900
2012	764,900
2013	764,900
2014	764,900
Thereafter	2,900,246

$6,724,746

6.	Related Party Transactions

Due from Factor

On October 15, 2008, the Company signed a discount factoring agreement with a related party (“Factor”), which shares common ownership and management with the Company’s majority shareholder, under which eligible accounts receivable will be factored.  The Factor assumes credit risks for all credit-approved accounts.  The Company pays a factoring fee of 2.5% of the gross amount of factored receivables for sales.  The Company can request advances of up to 80% of factored accounts based on customer credit limit. Under the terms of the agreement, the factor established a reserve account which controls the activity under the agreement.  The factor agreement is secured by substantially all the assets of the Company.  Factor fees (inclusive of commissions and interest) amounted to $339,387 and $24,623 for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008, respectively.

Loan Payable

On October 15, 2008 the Company entered into a three year purchase order financing agreement (the “Purchase Order Financing”) with a related party, with a renewal option.  Upon the expiration of the agreement, the unpaid obligation balance is due and payable immediately.  The annual interest rate on all advances is 16%, with the exception of overdue balances, which bear interest of 24%.  For the first year of the Purchase Order Financing, the advance limit was the lesser of (i) $11,000,000 or (ii) the borrowing base for the preceding calculation period as defined in the Purchase Order Financing.  The limit increases to $33,000,000 and $70,000,000 in years two and three, respectively.

11

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

Under the Purchase Order Financing, purchase money advances are to be paid directly to the supplier by a related party.  Each purchase money advance is to be repaid in full on or before the earlier of 60 days from the date of the advance or the day on which any of the goods which are the subject of such advances are shipped to a buyer.

The Company is charged a cash advance guarantee fee of 1.5% on each purchase money advance for the first thirty days (or part thereof) that such purchase money advance is outstanding.  A letter of credit guarantee fee of 1.5% is charged on each letter of credit for the first thirty days (or part thereof) the letter of credit is outstanding.

The Purchase Order Financing is secured by substantially all of the assets of the Company. The related interest amounted to approximately $391,000 and $51,000 for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008, respectively.

Amounts outstanding on the loan payable as of December 31, 2009 and 2008 were $-0- and $74,272, respectively. As of December 31, 2009, the Company has recorded a due from related party of $1,399,946 for monies not remitted to the Company under the Purchase Order Financing.

7.	Income Taxes

The Company’s net deferred tax assets result primarily from the future tax benefit of net operating loss carryforwards.  Under the liability method, the Company has provided a full valuation allowance against its net deferred tax assets of approximately $477,000 and $142,000 as of December 31, 2009 and 2008, respectively. The valuation allowance against the deferred tax assets increased by approximately $335,000 and $142,000 during the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008.

The Company evaluates deferred income taxes on an annual basis to determine if the valuation allowances against deferred tax assets should be established or adjusted based on consideration of all available evidence, both positive and negative, using a more likely than not realization standard.  This assessment considers, among other matters, the nature, frequency of recent income and losses, forecasts of future profitability, and the duration of the statutory carryforward period.  In making such judgments, significant weight is given to evidence that can be objectively verified.

Valuation allowances have been established for deferred tax assets based on the Company’s evaluation, as described above, about the likelihood of realizing future tax benefits.  The Company’s ability to realize deferred tax assets depends on the Company’s ability to generate sufficient taxable income within the carryforward periods provided for in the tax law for each applicable tax jurisdiction.

12

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

The tax effects of temporary differences that give rise to the deferred tax asset as of December 31, 2009 and 2008, are presented below:

	2009	2008
Deferred tax assets:
Net operating loss carryforwards	$604,000	$164,000
Intangible assets	123,000	21,000
	727,000	185,000
Deferred tax liability:
Goodwill	250,000	43,000

Subtotal	477,000	142,000

Less deferred tax valuation allowance	477,000	142,000

Net deferred income tax asset	$-	$-

The federal and state income tax provision (benefit) for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008 is summarized as follows:

	2009	2008
Current:
Federal	$(266,000)	$(121,000)
State	(47,000)	(21,000)

	(313,000)	(142,000)
Deferred:
Federal	266,000	121,000
State	47,000	21,000

	313,000	142,000

Total provision (benefit) for income taxes	$–	$–

13

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

The Company’s effective tax rate differs from the statutory federal income tax rate of 34%, primarily due to the effect of state income taxes and the impact of recording a valuation allowance to offset the potential future tax benefit resulting from net operating loss carry forwards for all years presented.  The following is a reconciliation of the U.S. federal statutory income tax rate to the Company’s effective income tax rate for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008:

	2009	2008

Federal statutory rate	(34.00)%	(34.00)%
State and local income taxes, net of federal tax benefit	(6.00)%	(6.00)%
Net operating loss carryforwards	94.60%	55.10%
Change to valuation allowance	(54.60)%	(15.10)%

Effective tax rate	0.00%	0.00%

As of December 31, 2009, the Company’s federal net operating losses were approximately $1,510,000.  The federal net operating losses expire from the years ending 2028 through 2029.  These net operating loss carryforwards may be limited in accordance with Section 382 of the Internal Revenue Code of 1986, as amended, based on certain changes in ownership that have occurred, or could occur in the future.

8.	Commitments

Operating Lease Commitments

The Company leases certain facilities, equipment, and office space under non-cancelable operating lease agreements, with a related party, that expire in 2018.  The leased facilities, equipment, and office space are located in Burlington, Iowa.  The facilities leases generally include renewal options and require paying real estate taxes and related operating expenses.

14

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

Future approximate minimum rental payments under non-cancelable operating leases are as follows:

			Net
	Minimum	Minimum	Minimum
Year Ending	Rental	Rental	Rental
December 31,	Expense	Income	Expense

2010	$2,155,000	$(42,000)	$2,113,000
2011	2,155,000	(35,000)	2,120,000
2012	2,155,000	0	2,155,000
2013	2,155,000	0	2,155,000
2014	2,155,000	0	2,155,000
Thereafter	8,173,000	0	8,173,000

	$18,948,000	$(77,000)	$18,871,000

Rental expense related to non-cancellable operating leases was approximately $2,189,000 and $456,000 for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008, respectively.  Rental income amounted to approximately $77,000 and $2,000 for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008, respectively.

9.	Retirement Plan

The Company established a 401(k) retirement plan (the “Plan”) effective January 1, 2009.  The Plan covers employees of the Company who have completed three months (250 hours) of service and have attained the age of twenty-one.  All employees hired prior to January 1, 2009, entered the Plan immediately.  The Plan is a defined contribution plan allowing the participants two types of contributions to the Plan – traditional pre-tax and a Roth 401(k) after-tax deferral contribution, subject to certain limitations.  The Company does not make matching or discretionary contributions. Rollovers are not permitted.

10.	Concentrations of Credit Risk

Major Customers

The Company has only one customer for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008.  The related accounts receivable are factored with a related party.

15

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

Major Vendors

The Company purchases a substantial portion of its products from four vendors.  Purchases from these vendors for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008 were as follows:

	% of Purchases
	2009	2008

Vendor A	40.2	51.1
Vendor B	12.7	14.5
Vendor C	11.5	9.2
Vendor D	10.5	9.2

	74.9	84.0

11.	Liquidity

The Company incurred losses for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008.  In 2010 and 2011, management’s intention is to raise sufficient capital to upgrade the plant and equipment, allowing the Company to be more competitive within the industry.  In addition, the Company is currently implementing a plan to increase working capital.  This will allow the Company to diversify its product base, thereby improving its liquidity.  The Company will continue to utilize its existing purchase order financing agreement while it negotiates with new asset-based lenders that specialize in financing commercial baking businesses.

Management is currently seeking to raise additional equity to support the growth of the Company.  Although management is confident that it will succeed in raising additional working capital and equity for the Company, there are no assurances that they will be successful in their endeavors.  However, management believes the Company has sufficient access to working capital to sustain operations through September 30, 2011.

12.	Subsequent Events

On January 28, 2010, the Company entered into a Letter of Intent to be acquired by Amincor, Inc. (“Aminor”) (formerly known as Joning Corp.), a related party.  Amincor is to acquire all of the issued and outstanding stock of the Company, upon issuance of these consolidated financial statements.

The Company has evaluated subsequent events through October 8, 2010, the date that the accompanying consolidated financial statements were available to be issued.  The Company had no additional material subsequent events requiring disclosure.

16

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMINCOR, INC.

Date: October 19, 2010

	By:	/s/ John R. Rice, III
John R. Rice, III
President